-------------------------------------------------------------------------------



                              LOAN AGREEMENT


                                  between


                              ROYAL GOLD, INC.


                                    and


                                HSBC BANK USA





                          Dated as of December 18, 2000



                           --------------------------------



                                 TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE I      DEFINITIONS...................................................1
               1.1    Definitions............................................1
               1.2    Accounting Principles..................................9

ARTICLE II     LOAN FACILITY; FEES...........................................10
               2.1    The Loan...............................................10
               2.2    Promissory Note........................................10
               2.3    Interest...............................................11
               2.4    Repayment of the Loan..................................11
               2.5    Permanent Reduction of Maximum Credit Amount...........11
               2.6    Fees...................................................12
               2.7    Extension of Scheduled Maturity Date...................13
               2.8    Miscellaneous..........................................13
               2.9    Taxes..................................................14
               2.10   Illegality; Capital Requirements; Increased Costs;
                      Indemnity for Breakage Costs...........................15
               2.11   Borrowing Base Determination...........................16

ARTICLE III    COLLATERAL SECURITY...........................................17
               3.1    Collateral Agreements..................................17
               3.2    Perfection and Maintenance of Collateral Agreement
                      Liens..................................................17
               3.3    Debt Service Reserve Account...........................17

ARTICLE IV     CONDITIONS PRECEDENT..........................................18
               4.1    Conditions Precedent to the Initial Advance............18
               4.2    Conditions Precedent to All Advances...................19

ARTICLE V      REPRESENTATIONS AND WARRANTIES................................20
               5.1    Due Organization, Good Standing and Authority..........20
               5.2    Due Authorization; Non-contravention...................20
               5.3    No Approvals...........................................21
               5.4    Validity...............................................21
               5.5    Financial Statements...................................21
               5.6    Litigation.............................................21
               5.7    Disclosure.............................................21
               5.8    Title to Royalty Interests; Liens......................21
               5.9    Royalty Agreements.....................................22
               5.10   Project Permits........................................22
               5.11   Payment of Taxes.......................................22
               5.12   Agreements.............................................22
               5.13   Compliance with Laws...................................22
               5.14   Events of Default......................................23

                                                                           Page
                                                                           ----

ARTICLE VI     AFFIRMATIVE COVENANTS.........................................23
               6.1    Notice to the Lender...................................23
               6.2    Financial Statements, Monthly Reports and Information..24
               6.3    Maintenance of Existence...............................24
               6.4    Compliance with Laws...................................24
               6.5    Payment of Indebtedness................................24
               6.6    Taxes..................................................25
               6.7    Books and Records; Right to Inspection.................25
               6.8    Insurance..............................................25
               6.9    Maintenance of Liens...................................25
               6.10   Defend Title...........................................26
               6.11   Compliance with ERISA..................................26
               6.12   Financial Covenants....................................26
               6.13   Delivery of Royalty Interest Proceeds..................26
               6.14   Maintenance of Credit Balances in the Debt Service
                      Reserve Account........................................27
               6.15   Further Assurances.....................................27

ARTICLE VII    NEGATIVE COVENANTS............................................27
               7.1    Indebtedness...........................................27
               7.2    Liens..................................................27
               7.3    Liquidation; Merger....................................27
               7.4    Asset Sales............................................28
               7.5    Guarantees/Assumptions.................................28
               7.6    Change in Business.....................................28
               7.7    Changes in Constating Documents or Capital Structure...28
               7.8    Gold Sales.............................................28
               7.9    Modification of Material Agreements....................28
               7.10   Maintenance of Royalty Interests.......................28
               7.11   Acquisition of Royalty Interests.......................28
               7.12   Restrictive and Inconsistent Agreements................29
               7.13   Amount Outstanding.....................................29

ARTICLE VIII   EVENTS OF DEFAULT.............................................29
               8.1    Events of Default......................................29
               8.2    Remedies Upon Event of Default.........................31

ARTICLE IX     MISCELLANEOUS.................................................32
               9.1    Notices................................................32
               9.2    Amendments, etc........................................32
               9.3    No Waiver; Cumulative Remedies.........................32
               9.4    Costs and Expenses.....................................32
               9.5    Application of Debt Service Reserve Account; Right of
                      Set-off................................................33
               9.6    Usury Savings; Limitation on Interest..................33

                                                                           Page
                                                                           ----
               9.7    Binding Effect; Assignment of Rights...................34
               9.8    Consent to Jurisdiction................................35
               9.9    Governing Law..........................................35
               9.10   Counterparts...........................................35
               9.11   Confidentiality; Public Announcements..................36
               9.12   Entire Agreement.......................................36

                                  SCHEDULES

Schedule 1.1(a)    Projects; Project Managers
Schedule 1.1(b)    Royalty Agreements
Schedule 1.1(c)    Royalty Interests
Schedule 5.6       Litigation
Schedule 5.7       Disclosures
Schedule 5.9       Royalty Agreement Disclosures
Schedule 5.10      Project Permit Exceptions
Schedule 5.12      Material Agreements
Schedule 5.13      Compliance with Laws
Schedule 6.8       Insurance




                                   EXHIBITS

Exhibit A         Form of Request for Advance
Exhibit B         Form of Borrower's Omnibus Certificate
Exhibit C         Form of Promissory Note
Exhibit D         Form of Mortgage
Exhibit E         Form of Proceeds Agreement
Exhibit F-1       Form of Opinion of Borrower's Counsel
Exhibit F-2       Form of Security Opinion
Exhibit G         Form of Royalty Payment Agreement

                              LOAN AGREEMENT
                              --------------


    This LOAN AGREEMENT is entered into as of December 18, 2000, between ROYAL

GOLD, INC., a corporation incorporated under the laws of the State of Delaware

(the "Borrower"), and HSBC BANK USA, a bank organized under the laws of the

State of New York (the "Lender").



                                Recitals
                                --------

     A.     The Borrower presently holds royalty interests in various mining properties, including royalty interests in production from certain unpatented mining claims comprising the Pipeline/South Pipeline Gold Project operated by the Cortez Joint Venture and located in Lander County, Nevada.


     B.     The Borrower wishes to borrow from the Lender, and, subject to satisfaction of conditions set forth herein, the Lender is willing to lend to the Borrower up to $10,000,000, subject to borrowing base limitations, on a revolving loan basis and otherwise to be on the terms and conditions set forth in this Agreement.


     C.     The loans contemplated hereby will be secured by liens upon all interests of the Borrower in the royalty on the Pipeline Project Properties defined below as the GSR #3 Royalty, its share of production therefrom, and in the proceeds thereof, as provided in this Agreement, together with liens on the property interests and related production acquired with the proceeds of the

Loan and as otherwise set forth herein or in the Collateral Agreements

(defined below).


                               Agreement
                               ---------

     NOW, THEREFORE, the parties agree as follows:


                               ARTICLE I
                              DEFINITIONS


     1.1     Definitions.  When used in this Agreement the following terms
             -----------
have the following meanings:


     "Advance" means an advance of a Loan by the Lender to the Borrower in accordance with Section 2.1.
                -----------

     "Agreement" means this Loan Agreement, as it may be amended, supplemented or otherwise modified in accordance herewith and in effect from time to time.


     "Amount Cancelled" means the aggregate amount from time to time by which the Maximum Credit Amount has been reduced by the Borrower in accordance with

Section 2.5(a) prior to December 31, 2001.
--------------


     "Amount Outstanding" means the total principal amount of the Loans outstanding on any date of determination (which shall be a Business Day), from time to time.


    "Authorized Officer" means any officer of the Borrower who has been duly authorized to act on behalf of the Borrower with respect to the applicable matters by appropriate resolution of the board of directors of the Borrower,

and any other person duly authorized in writing by any such officer by notice to the Lender.


     "Availability Period" means the period commencing on the date on which all conditions precedent to the Advance are satisfied pursuant to Section 4.1 and
                                                              -----------
ending on the first to occur of (a) December 31, 2004 and (b) the Maturity

Date.


     "Borrower" means Royal Gold, Inc., a corporation incorporated under the laws of the State of Delaware.


     "Borrowing Base" means, as of any date of determination, an amount calculated by the Lender that is equal to (x) sixty-two and one-half percent

(62.5%) multiplied by (y) Projected Facility Term Revenue.  The Lender's

calculation of the Borrowing Base shall be conclusively presumed to be correct save for manifest error.


     "Borrowing Base Gold Price" shall equal the lesser of (x) $250 per Ounce of Gold or (y) the then prevailing open market bid price in Dollars per Ounce of Gold maintained by the Lender on any date of determination.


     "Borrowing Period" shall have the meaning given thereto in Section 2.3(b).
                                                                --------------

     "Borrower's Account" means a demand deposit account of the Borrower with the Lender, Account Number 66C-003556.


     "Borrowing Rate" means an interest rate per annum equal to the sum of

LIBOR plus the Interest Margin.


     "Business Day" means any day on which the banks in New York, New York and

Denver, Colorado are open for business.


     "Cancellation Fee" has the meaning set forth in Section 2.6(c) hereof.
                                                     --------------

     "Cash Equivalent" means, at any time:

          (a)     any Government Security;

          (b)     commercial paper, maturing not more than nine months from

                  the date of issue, which is (i) rated at least A-1 by

                  Standard & Poor's Rating Group and P-1 by Moody's Investors

                  Service, Inc., (ii) issued by a corporation or company

                  other than the Borrower and (iii) in certificated form; or

          (c)     any negotiable certificate of deposit or banker's acceptance,

                  maturing not more than one year after the purchase thereof,

                  which is issued (or, in the case of a banker's acceptance,

                  accepted) by a commercial banking institution organized under the laws of an Organization for Economic Cooperation and

                  Development member country that has combined capital and

                  surplus and undivided profits of not less than

                  $1,000,000,000;


     which in any case is purchased with funds standing to the credit of any account of the Borrower.


     "Closing Date" means the date hereof.


     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.


     "Collateral" means all property, assets, rights and interests of the

Borrower subject or intended to be subject from time to time to any lien or security interest pursuant to the Collateral Agreements, consisting of (i) the

GSR #3 Royalty, (ii) all additional Royalties or other property interests acquired in whole or in part with proceeds of the Loans, (iii) all rights and interests of the Borrower related to the interests described in clauses (i)

and (ii) whether now owned or hereafter acquired, and (iv) the Debt Service

Reserve Account.


     "Collateral Agreements" means the Mortgage, the Proceeds Agreement, and each other Instrument delivered from time to time to secure the Borrower's obligations under this Agreement and under the Collateral Agreements or to perfect such interest, as any of the foregoing may be amended, modified or extended in accordance with their respective terms.


     "Commitment Fee" has the meaning set forth in Section 2.6(b) hereof.
                                                   --------------

     "Cortez Royalty Agreement" means, collectively, (1) the Royalty Agreement dated as of April 1, 1999 by and among The Cortez Joint Venture, a joint venture formed  under and governed by the laws of Nevada and comprised of

Placer Cortez Inc., a Delaware corporation, and Kennecott Explorations

(Australia) Ltd., a Delaware corporation; Placer Dome U.S. Inc., a California corporation; the Borrower, and Royal Crescent Valley Inc., a Nevada

corporation; (2) the First Amended Memorandum of Grant of Royalty dated as of

April 1, 1999 by and among the same Persons as are identified in (1) above;

(3) the Second Amended Memorandum of Grant of Royalty dated as of December 8,

2000, and (4) all amendments, modifications, extensions and renewals of the

Instruments identified in (1), (2) and (3) above in accordance with the terms thereof.


     "Date of Default" has the meaning set forth in Section 8.2(a) hereof.
                                                    --------------

     "Debt" means as to any Person:  (a) indebtedness, present or future,

actual or contingent, of such Person for borrowed money or other assets or for the deferred purchase price of property or services (other than obligations under agreements for the purchase of goods and services in the normal course of business which are not more than 60 days past due); (b) obligations of such

Person under capital leases, conditional sale agreements or any other financing transaction; and (c) obligations of such Person under any direct or indirect guaranty in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a) or (b) above.


     "Debt Service Reserve Account" means a demand deposit account of the

Borrower located at and controlled by the Lender and in which the Lender has a security interest as provided for in Section 3.3 which shall initially be
                                     -----------
Account Number 66C-003556.


     "Default Rate" means an interest rate per annum equal to the prevailing

Borrowing Rate plus two and one-half percent (2.5%).


     "Dollar(s)" or "$" means, unless otherwise expressly provided, United

States dollars.


     "Environmental Laws" means federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued,

promulgated, approved or entered thereunder applicable to the Projects, the

Project Properties, the Products or any of the Borrower's other assets and relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing,

distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; expressly including all applicable Federal and State of

Nevada, county or municipal environmental laws.


     "ERISA" means the Employee Retirement Income Security Act of 1974, and

the rules and regulations thereunder, each as amended or modified from time to time.


     "ERISA Affiliate" means any Person who together with the Company or any of its Subsidiaries are treated as a single employer within the meaning of

Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.


     "Establishment Fee" shall have the meaning specified in Section 2.6(a)
                                                             --------------
hereof.


     "Event of Default" means those events specified in Section 8.1 hereof.
                                                        -----------

     "Gold" means gold of minimum 0.995 fineness in gold bars conforming in all respects with the requirements for good delivery on the London Bullion Market.


     "Government Security" means, at any time, any security maturing not more than one year after the purchase thereof, issued by the United States Treasury that is maintained in book entry form on the records of a Federal Reserve Bank in the United States.


     "GSR #1 Royalty" means the sliding-scale gross smelter returns royalty over seventy-nine mining and millsite claims that encompass all of the currently-known reserves at the Pipeline Project established pursuant to the

Cortez Royalty Agreement, which sliding-scale royalty ranges from 0.40% when the price of Gold is less than $210 per Ounce up to 5.00% when the price of

Gold is more than $470 per Ounce; when the price of Gold is between

$270-$309.99 per Ounce, the sliding-scale royalty is equal to 2.25%.


     "GSR #3 Royalty" means the gross smelter returns royalty over approximately four hundred sixty-one mining and millsite claims, including the seventy-nine mining and millsite claims that encompass all of the currently-known reserves at the Pipeline Project established pursuant to the

GSR #3 Royalty Deeds, which is currently equal to 0.48% and will escalate to

0.7125% after 3.7 million Ounces of Gold are produced from the Pipeline

Project.


     "GSR #3 Royalty Deeds" means the nine Special Warranty Deeds that are more particularly identified on Schedule 1.1(b) and 1.1(c).
                           ---------------     ------

     "Hedging Agreement" means any agreement, facility or other Instrument or transaction relating to forward contracts or hedging, (including, without limitation, forward sales, spot deferred sales, options, swaps, price fixing commitments and other price protection mechanisms or derivatives) for the management of and/or protection from gold or other Product price risk, entered into by the Borrower with the Lender or with a counterparty reasonably acceptable to the Lender, with respect to the sale of Products.


     "Instrument" means any contract, agreement, indenture, mortgage, document,

writing or other instrument  (whether formal agreement, letter or otherwise)

under which any obligation is evidenced, assumed or undertaken, or any Lien

(or right or interest therein) is granted or perfected.


     "Interest Margin" means one and one-half percent (1.5%) per annum.


     "Lender" means HSBC Bank USA, a bank organized under the laws of the State of New York.


     "LIBOR" means the rate per annum (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (1/16%)) equal to (a) the average of the offered rates as of 11:00 a.m., London time, on the date of determination appearing on the display designated as page "LIBO" on the Reuter Monitor Money

Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks)

for Dollar deposits for the relevant period of time, or (b) if fewer than two offered rates appear on the display referred to in clause (a) above, the rate
                                                   ----------
determined by the Lender (which determination shall be conclusive in the absence of manifest error) to be the average of the rates at which banks are offered Dollar deposits for the relevant period of time in the interbank

Eurodollar market at about 11:00 a.m., London time.


     "Lien" means, as to any Person, any mortgage, lien, pledge, hypothecation,

charge, assignment, security interest, preferential purchase right or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to, or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement or other instrument or document for filing which names such Person as debtor, or the signing of any security agreement, pledge or other instrument authorizing any other party as the secured party thereunder to file any financing statement or other instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness which indebtedness is deemed to be extinguished under generally accepted accounting principles in the United States, but for which such Person remains legally liable, and such trust shall be deemed to be a

Lien.


     "Loan" and "Loans" means the funds Advanced from time to time by the

Lender to the Borrower pursuant to this Agreement.


     "Loan Documents" means this Agreement, the Note, each Request for

Advance, the Metals Options Agreement, the Collateral Agreements, the Royalty

Payment Agreements and all other Instruments contemplated hereby or executed in connection herewith, and all amendments, modifications and extensions of any of the foregoing in accordance with their terms.


     "London Bullion Market" means the market in London known as the "London

Bullion Market" and on which members of the London Bullion Market Association,

amongst others, quote prices for the buying and selling of Gold and Silver.


     "London Gold Fixing" means a p.m. gold price fixing meeting among the gold fixing members for the time being of the London Bullion Market.


     "London Gold Fixing Price" means the price per ounce of Gold established at a London Gold Fixing.


     "Material Adverse Effect" means a material adverse effect on the business or financial condition of the Borrower or on the Borrower's ability to perform any of its material obligations under any of the Loan Documents.  In determining whether any individual event would result in a Material Adverse

Effect, notwithstanding that such event does not itself have such effect, a

Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would result in a

Material Adverse Effect.


     "Maturity Date" means the date on which the Loans are payable in full by the Borrower, being the first to occur of (a) any date on which the Lender accelerates the due date of any of the Loans by reason of an Event of Default pursuant to Section 8.1, or (b) the Scheduled Maturity Date.
            -----------

     "Maximum Availability" means the lesser of the Maximum Credit Amount and the Borrowing Base.


     "Maximum Credit Amount" shall mean $10,000,000 on the date hereof, and thereafter shall mean the lesser of the amounts to which it has been reduced from time to time pursuant to Section 2.5(a).
                              --------------

     "Metals Options Agreement" means the ISDA Agreement between the Lender and the Borrower dated as of December 18, 2000, as it may be modified or amended in accordance with its terms.


     "Mortgage" means the Mortgage, Deed of Trust, Pledge, Security Agreement

and Financing Statement made by the Borrower for the benefit of the Lender, which Instrument is substantially in the form of Exhibit D hereto, as the same
                                                 ---------
may be amended, modified or supplemented from time to time in accordance with its terms.


     "Multiemployer Plan" means a "multiemployer plan" as defined in Section

4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making,

or is accruing an obligation to make, or has accrued, an obligation to make contributions within the preceding six (6) years.


     "Net Worth" means the Borrower's consolidated tangible net worth determined in accordance with the same United States generally accepted accounting principles as were used in the preparation of the Borrower's financial statements referred to in Sections 5.5 and 6.2 hereof.
                                    ------------     ---

     "Note" means the Promissory Note in the form of Exhibit C attached hereto
                                                     ---------
issued by the Borrower and payable to the order of the Lender.


     "Obligations" means all obligations of the Borrower with respect to the repayment of principal, interest, fees and other amounts when due hereunder and the performance of all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and each other Loan

Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however arising.


     "Ounce" means a fine ounce troy weight.


     "Other Taxes" has the meaning set forth in Section 2.9 hereof.
                                                -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.


     "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated association, joint venture, governmental agency or other entity of whatever nature.


     "Pipeline Project" means the Project relating to the Pipeline Project

Properties.


     "Pipeline Project Properties" means the unpatented mining and millsite claims located in Lander County, Nevada identified as the "Reserve Claims" in the Cortez Royalty Agreement and subject to the terms and conditions of the

Cortez Royalty Agreement, together with all relocations, modifications or amendments thereof, all patented mining claims which may be issued based thereon, and all lands subject thereto.


     "Plans" means any Employee Benefit Plan, other than a Multiemployer Plan,

which is subject to the provisions of Title IV of ERISA or Section 412 of the

Code and which (a) is maintained for the employees of the Borrower or any ERISA

Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former

ERISA Affiliates.


     "Potential Event of Default" means any event which with the giving of notice or lapse of time or both, based on reasonable projections, would become an Event of Default.

     "Proceeding" has the meaning set forth in Section 9.8(a) hereof.
                                               --------------

     "Proceeds Agreement" means the Proceeds Agreement by and among the

Borrower, the Lender and Johnson Matthey or any other purchaser from the

Borrower of any portion of its share of mineral production from the Project

Properties, which Instrument is substantially in the form of Exhibit E hereto,
                                                             ---------
as the same may be amended, modified or supplemented from time to time in accordance with its terms.


     "Products" means without limitation all ore, minerals, concentrate, dore bar and refined Gold, silver or other metals produced on behalf of the Borrower and the Royalty Interests from the Project Properties.


     "Projects" means all of the mining projects in which the Borrower has or acquires a Royalty Interest, including, without limitation, the Pipeline

Project, with the Projects in effect on the date hereof described with greater particularity on Schedule 1.1(a) hereto.
                 ---------------

     "Project Managers" means the operator or manager of each Project, with the

Project Managers for each Project in effect on the date hereof set forth in

Schedule 1.1(a) hereto.


     "Project Properties" means all of the real property rights or interests,

now owned or hereafter acquired, included in each of the Projects which are burdened with a Royalty Interest, including all unpatented mining claims which are identified in any Royalty Agreement, together with all relocations,

modifications or amendments thereof, all patented mining claims which may be issued based thereon, and all lands subject thereto.


     "Projected Facility Term Revenue" means an amount calculated by the Lender by multiplying the Royalty Ounces by the Borrowing Base Gold Price.  The

Lender's calculation of Projected Facility Term Revenue shall be conclusively presumed to be correct save for manifest error.


     "Reserve Amount" shall have the meaning given thereto in Section 3.3.
                                                              -----------

     "Request for Advance" means the irrevocable request by the Borrower for an

Advance of a Loan, in the form set forth in Exhibit A hereto, signed by an
                                            ---------
Authorized Officer of the Borrower.


     "Requirements of Law" means, as to any Person, any law, statute, code,

treaty, ordinance, order, rule or regulation, decree, injunction, franchise,

permit, certificate, license or authorization, or determination of an arbitrator or a court or other governmental agency, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject, and specifically including, without limitation, Environmental Laws.


     "Royalties" means any share of mineral production free of the costs of production, including, without limitation overriding royalties,

non-participating royalties, production payments, net profit interests and all other mineral royalties of every type and characterization which constitute real property interests.

     "Royalty Agreements" means, collectively, (i) the Cortez Royalty

Agreement, (ii) each of the other royalty agreements set forth on Schedule
                                                                  --------
1.1(b) hereto, (iii) any other agreement with or for the benefit of the
------
Borrower pursuant to which the Borrower receives or is entitled to receive any

Royalties, whether now or hereafter in existence which is acquired by the

Borrower in whole or in part with proceeds of the Loans, and (iv) all amendments, modifications, extensions and renewals of the Instruments identified in (i), (ii) and (iii) above in accordance with the terms thereof.


     "Royalty Interests" means all Royalties now owned or hereafter acquired by or for the benefit of the Borrower in or relating to all of the Projects, as set forth with greater particularity in Schedule 1.1(c) hereto, and all
                                        ---------------
Products received or receivable with respect thereto, now held or hereafter acquired by the Borrower, whether pursuant to Royalty Agreements or otherwise.


     "Royalty Ounces" means, at any date of determination, the aggregate ounces of Product projected to be payable to the Borrower (in cash or in kind) through the Scheduled Maturity Date with respect to the GSR #1 Royalty, the GSR #3

Royalty and each other Royalty hereafter purchased or acquired by the Borrower using proceeds of the Loan based on commercially reasonable projections of production from the Pipeline Project and each other applicable property.

Calculations of Royalty Ounces for the GSR #1 Royalty and the GSR #3 Royalty

shall be based on the reserve reports set forth in the then current mine plan for the Cortez Joint Venture.  Calculations of Royalty Ounces for Royalty

Interests from Projects either not in production at the Closing Date or acquired by the Borrower after the Closing Date shall be based on the reserve report set forth in the applicable then-current mine plan for such Project,

unless the Lender, in its sole discretion, elects to audit the information contained in the reserve report set forth in the applicable mine plan for such

Project, develop its own conclusions based on its independent analysis of such information and estimate the Royalty Ounces for such Project, in which event the Lender's determination shall be conclusive.  Calculations of Royalty Ounces shall include all reasonable deductions for shipping, smelting, contractual and other standard deductions.


     "Royalty Payment Agreements" means the letter agreements substantially in the form of Exhibit G hereto.
            ---------

     "Scheduled Maturity Date" means June 30, 2005, unless otherwise extended by the Lender in its sole discretion upon the request of the Borrower in accordance with Section 2.7.
                -----------

     "Title Opinion" means a legal opinion from counsel to the Borrower pertaining to the GSR #1 Royalty and the GSR #3 Royalty, in form and substance acceptable to the Lender.


     1.2     Accounting Principles.  All accounting terms not otherwise defined
             ---------------------
herein shall be construed, all financial computations required under this

Agreement shall be made, and all financial information required under this

Agreement shall be prepared, in accordance with generally accepted accounting principles in effect in the United States applied on a consistent basis

(except where such inconsistencies are disclosed in the notes to the audited financial statements provided to the Lender under Section 6.2), except as
                                                  -----------
specifically provided herein.

                                ARTICLE II
                           LOAN FACILITY; FEES


     2.1  The Loan.
          --------

          (a)  General.  The Lender agrees, on the terms and conditions
               -------
hereinafter set forth, to Advance Loans to the Borrower from time to time during the Availability Period, as requested by the Borrower; provided, that
                                                              --------
the aggregate Amount Outstanding (after giving effect to any amount requested)

shall not exceed the Maximum Availability.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow funds hereunder until termination of the Availability Period.


          (b)  Loan Advance; Request for Advance.  Not less than three Business
               ---------------------------------
Days prior to the desired date of an Advance of a Loan, the Borrower shall submit to the Lender a Request for Advance.  The Request for Advance will specify (i) the amount of the Advance, which shall be in an aggregate principal amount of $500,000 or a whole multiple of $500,000 in excess thereof, (ii) the

Borrowing Period for such Advance and (iii) the Business Day on which the

Advance is requested to be made. Subject to the Borrower's satisfaction of the conditions precedent set forth in Article IV, and on the terms and conditions
                                  ----------
stated herein, no later than five Business Days after the Lender's receipt of a Request for Advance, the Lender shall Advance the Loan to the Borrower's

Account on the Business Day specified by the Borrower in the Request for

Advance.  The Request for Advance shall be irrevocable and binding on the

Borrower and in respect of the Loan amount specified therein, the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified for such

Loan the applicable conditions set forth in Article IV hereof,  including,
                                            ----------
without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of funds or deposits acquired or borrowed by the Lender to fund the Loan to be made by the Lender when the Loan, as a result of such failure, is not made on such date.  A certificate as to such amounts sufficient to compensate the Lender under such indemnification obligation submitted by the Lender to the Borrower shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.


          (c)  Use of Proceeds.  The Borrower will utilize the proceeds of the
               ---------------
Loans exclusively to purchase or otherwise acquire cash flowing Royalties or other mineral properties or mineral interests approved in advance by and on terms and conditions reasonably acceptable to the Lender, which approval shall not be unreasonably withheld.


     2.2  Promissory Note.  The Loans shall be evidenced by the Note,
          ---------------
representing the obligation of the Borrower to repay the Amount Outstanding of the Loans, together with interest as set forth herein.  The Borrower authorizes the Lender to endorse the date and amount of the Advance and each repayment on the schedule annexed to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information endorsed, in the absence of manifest error.  The failure so to record any such amount or any error in so recording any such amount shall not,

however, limit or otherwise affect the obligations of the Borrower hereunder or under the Note to repay the Amount Outstanding of the Loans together with all interest accruing thereon and fees accruing with respect thereto.

     2.3  Interest
          --------

          (a)  General.  The Borrower shall pay interest on the Amount
               -------
Outstanding calculated on a 360-day year basis.  Except as provided in Section
                                                                       -------
2.8(b), interest shall accrue at the Borrowing Rate and shall be payable by the
------
Borrower at the end of each Borrowing Period (defined below) except that, with respect to a Borrowing Period of 90 days or more which extends beyond the last day of a calendar quarter, on such last day of the calendar quarter.


          (b)  Borrowing Periods.  The Borrower may select borrowing periods
               -----------------
(a "Borrowing Period") for each Loan of 30, 60, 90 or of a longer period of days if available (or of such other period of days agreed to by the Lender)

on a 360-day year basis; provided, however, that the Borrower may not select
                         --------  -------
a Borrowing Period if the Lender determines that Dollar deposits are not being offered in the London interbank Dollar market for such Borrowing Period in accordance with customary practice (in which event the Borrower must select another Borrowing Period which does not present such problems).  The Borrower will select the initial Borrowing Period for each Loan by giving the Lender notice thereof in the Request for Advance.  After the Advance the Borrower may

select Borrowing Periods by giving notice to the Lender at least three Business

Days prior to the expiration of a Borrowing Period then in effect.  If at any time the Borrower fails to give timely notice of its selection, then the

Borrower shall be deemed to have selected a Borrowing Period of 30 days.  The

Lender shall not be required to maintain more than four different Borrowing

Periods hereunder at any one time.


     2.4  Repayment of the Loan.
          ---------------------

          (a)  Principal Payments.  The Borrower agrees to repay the Loans as
               ------------------
provided herein.  The Borrower shall repay the outstanding principal amount of the Loans as amortized by the Lender on a monthly basis from the date of

Advance through the Scheduled Maturity Date.  Subject to the other terms hereof pertaining to mandatory repayment of the Loans, the Borrower shall repay the

Loans in full, together with accrued interest thereon, on the Maturity Date.


          (b)  Voluntary Repayments.  The Borrower may repay any Amount
               --------------------
Outstanding of the Loans in integral multiples of $250,000 at the end of any

Borrowing Period, without penalty or premium (except as provided in Section
                                                                    -------
2.6(c) below) by providing the Lender not less than five Business Days' prior
------
written notice.  Upon the giving of such notice, which shall be irrevocable,

the amount to be repaid, as set forth in said notice, together with interest thereon, shall be due and payable on the date set forth therein.


          (c)  Priority of Prepayments.  All payments made pursuant to this
               -----------------------
Section 2.4 shall be applied first to accrued, outstanding and unpaid fees
-----------
and expenses (including costs and expenses identified in Section 9.4), then
                                                         -----------
to any accrued and unpaid interest on the Loan as of the end of the most recent Borrowing Period, then to principal.


     2.5  Permanent Reduction of Maximum Credit Amount.
          --------------------------------------------

          (a)  Voluntary Reduction.  The Borrower shall have the right at any
               -------------------
time and from time to time, upon at least five (5) Business Days prior written notice from the Borrower to the Lender, to permanently reduce the Maximum

Credit Amount by an aggregate principal amount not less than $1,000,000, plus any whole multiples of $1,000,000 in excess thereof or any amount in excess thereof which would reduce the Maximum Credit Amount to the Amount Outstanding.


          (b)  Commitment Reduction Repayment.  Upon the giving of notice set
               ------------------------------
forth in Section 2.5(a), which shall be irrevocable, each permanent reduction in the Maximum Credit Amount permitted pursuant to this Section 2.5 and any amounts due as a result thereof shall be due and payable on the date set forth therein by a payment of principal sufficient to eliminate any excess of the Amount Outstanding over the Maximum Credit Amount as so reduced, together with the Cancellation Fee then due, if any.


     2.6  Fees.
          ----

          (a)  Establishment Fee.  The Borrower agrees to pay the Lender a fee
               -----------------
(the "Establishment Fee") in the amount of $50,000 concurrently with Borrower's execution hereof.  No portion of the Establishment Fee will be refundable by the Lender to the Borrower under any circumstances, including an election by the Borrower not to submit a Request for Advance hereunder or the failure of the Borrower to satisfy, or the failure of the Lender to waive satisfaction of,

the conditions to any Advance set forth in Article IV hereof.
                                           ----------

          (b)  Commitment Fee.  The Borrower agrees to pay to the Lender a fee
               --------------
(the "Commitment Fee") in an amount determined daily during the period beginning on the Closing Date and ending on the Maturity Date at the rate of three-quarters of one percent (0.75%) per annum of the difference between the

Amount Outstanding and the Maximum Availability.  The Commitment Fee will be payable in arrears to the Lender on the fifth Business Day of each calendar quarter following conclusion of the calendar quarter in which the Commitment

Fee is accrued.


          (c)  Cancellation Fee.  In the event that the Borrower elects to
               ----------------
terminate the credit facility provided for herein (which right, absent an Event of Default, is reserved to the Borrower in its sole discretion) or reduces the

Maximum Credit Amount in accordance with Section 2.5(a), on or prior to
                                         --------------
December 31, 2001, the Borrower shall pay to the Lender a fee (the

"Cancellation Fee") equal to 0.083% per month of the Amount Cancelled in addition to all other  amounts payable hereunder with respect thereto for the period from the date of cancellation through December 31, 2001.  The

Cancellation Fee will be payable to the Lender on or prior to the effective date on which the Borrower terminates this Credit Agreement or reduces the

Maximum Credit Amount.


          (d)  Agent's Fee.  In the event that the Lender assigns or grants
               -----------
participations in the Loans, or any part thereof, and the Loan Documents, then,

in order to compensate the Lender for structuring and managing any such syndication or participation of the Loans and for its obligations hereunder,

the Borrower agrees to pay to the Lender, for its account, an agent's fee in the amount of $10,000 per annum payable on the date that the Lender makes such assignment or grants a participation and on each anniversary of such date during the term hereof.

     2.7  Extension of Scheduled Maturity Date.
          ------------------------------------

          (a)  First Request for Extension.  So long as no Potential Event of
               ---------------------------
Default or Event of Default has occurred, the Borrower may irrevocably request in writing that the Lender extend the Scheduled Maturity Date from June 30,

2005 to June 30, 2006 (the "First Request for Extension"), which such request shall be made not later than December 31, 2004.  Upon receipt of the First

Request for Extension, the Lender shall have ninety days to consider and approve or reject in its sole discretion the Borrower's First Request for

Extension.


          (b)  Second Request for Extension.  So long as no Potential Event of
               ----------------------------
Default or Event of Default has occurred and so long as the Borrower has requested and the Lender has approved an extension of the Scheduled Maturity

Date to June 30, 2006, the Borrower may irrevocably request in writing that the Lender extend the Scheduled Maturity Date from June 30, 2006 to June 30,

2007 (the "Second Request for Extension"), which such request shall be made not later than December 31, 2005.  Upon receipt of the Second Request for

Extension, the Lender shall have ninety days to consider and approve or reject in its sole discretion the Borrower's Second Request for Extension.


          (c)  Terms and Conditions Binding.  If the Lender agrees to extend
               ----------------------------
the Scheduled Maturity Date pursuant to a First Request for Extension or a

Second Request for Extension, this Agreement shall continue with full force and effect upon the same terms and conditions as those set forth herein (except as amended, supplemented or modified in accordance with the terms hereof) until the Maturity Date (with the Scheduled Maturity Date as extended in accordance herewith).


          (d)  Miscellaneous Terms.  Each Request for Extension shall be
               -------------------
irrevocable and binding on the Borrower.  The failure of the Borrower to make any Request for Extension within the time period specified therefor shall thereby terminate the Borrower's option to make such a Request for Extension.

The failure of the Borrower to make the First Request for Extension within the time period set forth therefor shall thereby terminate its ability to make the

Second Request for Extension.


     2.8  Miscellaneous.
          -------------

          (a)  Same-day Funds.  All payments by the Borrower to the Lender
               --------------
hereunder and under any other Loan Document, whether for principal, interest,

fees, expenses or other amounts, shall be made without set-off, recoupment,

deduction or counterclaim in immediately available funds to such account as the Lender shall specify from time to time by not later than 12:00 p.m. Eastern time on the date when due.


          (b)  Penalty Interest.
               ----------------

               (i)  The Borrower shall pay to the Lender, on demand, interest on any amount which is not paid by the Borrower when due at the Default

     Rate.


              (ii)  Without prejudice to the rights of the Lender under the foregoing provisions of this Section 2.8(b), the Borrower shall indemnify
                                  --------------
     the Lender against any loss or expense which it may sustain or incur as a result of the failure by the Borrower to pay when due any Amount

     Outstanding of the Loan, to the extent that any such loss or expense is not recovered pursuant to such foregoing provisions. A certificate or other notice of the Lender setting forth the basis for the determination of the interest due on overdue principal and of the amounts necessary to indemnify the Lender in respect of such loss or expense, submitted to the

     Borrower by the Lender, shall constitute prima facie evidence of the accuracy of the information contained therein in the absence of manifest error and, absent notice from the Borrower of such error, shall be conclusive and binding for all purposes.


          (c)  Lender's Counsel's Fees.  On the Closing Date, the Borrower
               -----------------------
shall pay to the Lender such amount as invoiced to the Lender by the Lender's counsel, Davis Graham & Stubbs LLP, for such firm's fees and charges incurred through such date in connection with the transactions contemplated by the Loan

Documents.  Alternatively, with such counsel's consent, payment may be made by the Borrower directly to such counsel.  The Lender's counsel's fees subsequent to such date shall be governed by Section 9.4 hereof.
                                  -----------

          (d)  Lender's Other Expenses.  On the Closing Date, the Borrower
               -----------------------
shall pay the Lender all of the Lender's costs incurred to date (as reasonably detailed in advance) in connection with the transactions contemplated by the

Loan Documents in accordance with Section 9.4 hereof and thereafter the
                                  -----------
Borrower shall pay the Lender all of the Lender's subsequent and additional costs in connection with the transactions contemplated by the Loan Documents within 30 days of receipt from the Lender of a reasonably detailed invoice therefor in accordance with Section 9.4 hereof.
                            -----------

     2.9  Taxes.
          -----

          (a)  Other Taxes.  The Borrower agrees to pay any present or future
               -----------
stamp or documentary taxes or any other excise, mortgage, or property taxes,

charges or similar levies (exclusive of income taxes) which arise from any payment made hereunder or under the Note or from the execution, delivery,

recordation or registration of, or otherwise with respect to, this Agreement or the Note or the Collateral Agreements or any other Loan Documents

(hereinafter referred to as "Other Taxes").  The Borrower will indemnify the

Lender for and hold it harmless from the full amount of Other Taxes (including,

without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by the Lender or any liability (including
                   -----------
penalties, interest and expenses) arising therefrom or with respect thereto,

whether or not such Other Taxes were correctly or legally asserted; provided,
                                                                    --------
however, that the Borrower shall have the right to contest in good faith any
-------
such tax levied upon the Lender.  This indemnification shall be made within thirty days from the date the Lender makes written demand therefor, unless the

Borrower is contesting the tax in good faith, in which event the foregoing indemnification shall not be triggered until the final determination of such contest or proceeding and the exhaustion of all applicable appeals.


          (b)  Withholding Tax; Gross-up.  All payments to be made by the
               -------------------------
Borrower to any Person hereunder shall be made free and clear of and without deduction for or on account of any present or future taxes, duties,

assessments or governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax; provided,
                                                                    --------
however, that if the Borrower is required to make such a payment subject to
-------
the deduction or withholding of such tax, duty, assessment or governmental charge (exclusive of income taxes), then the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Person receiving the payment receives a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.


          (c)  Survival.  Without prejudice to the survival of any other
               --------
agreement of the Borrower hereunder, the agreements and obligations of the

Borrower contained in this Section 2.9 shall survive the payment in full of
                           -----------
the Loan.


     2.10 Illegality; Capital Requirements; Increased Costs; Indemnity for
          ----------------------------------------------------------------
Breakage Costs.
--------------

          (a)  Illegality.  If after the date hereof, the introduction of, or
               ----------
any change in, any applicable law or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof,

or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to honor its obligations hereunder to make or maintain the Loan based on a LIBOR rate, the

Lender shall promptly give notice thereof to Borrower.  Thereafter, subject to paragraph (e) below, until the Lender notifies Borrower that such
   -------------
circumstances no longer exist (which notification shall be given within thirty

(30) days after the Lender obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lender to make the Loan based on a

LIBOR rate shall be suspended and thereafter Borrower may borrow only at an annual rate equal to the Lender's prime rate plus a margin of one and one half percent (1.5%) (the "Prime Borrowing Rate"), and (ii) if the Lender may not

lawfully continue to maintain the Loan based on a LIBOR rate to the end of the then current Borrowing Period applicable thereto, shall immediately be converted to a Loan based on the Prime Borrowing Rate for the remainder of such Borrowing Period.


          (b)  Capital Requirements.  If, subsequent to the date of this
               --------------------
Agreement, either (i) the establishment of, or any change in, or in the interpretation of, any applicable Requirement of Law or (ii) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of,

or would affect the amount of capital required to be maintained by, the

Lender or any corporation controlling the Lender in connection with the Loan or its commitment to extend the Loan thereunder, below the rate which the

Lender or such other corporation could have achieved but for such establishment or introduction, change or compliance, then within fifteen (15) Business Days after written demand of the Lender, subject to paragraph (e) below, Borrower
                                               -------------
shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction.  A certificate as to such amounts shall be submitted to the Borrower by the Lender as soon as practicable following an event covered by this Section
                                                                        -------
2.10(b), and shall, in the absence of manifest error, be presumed to be correct
-------
and binding for all purposes.


          (c)  Increased Costs.  If, after the date hereof, the establishment
               ---------------
or introduction of, or any change in, any applicable Requirement of Law, or in the interpretation or administration thereof by any governmental authority,

central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of such authority, central bank or comparable agency:

               (i)  shall subject the Lender to any tax, duty or other charge with respect to the Loan or the Note, or shall change the basis of taxation of payments to the Lender of the principal of or interest on the

     Loan or the Note, or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender is organized or is or should be qualified); and


               (ii)  shall impose, modify or deem applicable any reserve

     (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender or shall impose on the Lender or the foreign exchange and interbank markets any other condition affecting the

     Loan or the Note;


and the result of any of the foregoing is to increase the costs to the Lender of maintaining the Loan or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of the Loan, then the Lender shall promptly notify Borrower of such fact and demand compensation therefor and, subject to paragraph (e) below, within
                                             -------------
fifteen (15) days after such notice by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.  The Lender will promptly notify Borrower of any event of which it has knowledge which will entitle the Lender to compensation pursuant to this Section 2.9(c).  A certificate of the Lender
                              --------------
setting forth the basis for determining such additional amount or amounts necessary to compensate the Lender shall be conclusively presumed to be correct save for manifest error.


          (d)  Indemnity for Breakage Costs.  Borrower hereby indemnifies the
               ----------------------------
Lender against any loss or expense which may arise or be attributable to the

Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loan (i) due to any failure of Borrower to borrow on a date specified therefor in the Request for Advance or (ii) due to any payment or prepayment of the Loan on a date other than the last day of the

Borrowing Period therefor.  The Lender's calculations of any such loss or expense shall be furnished to Borrower and shall be conclusive, absent manifest error.

          (e)  Cancellation of Commitment as a Result of Increased Costs.  If
               ---------------------------------------------------------
Borrower has received a notice of increased costs under paragraphs (a), (b) or
                                                        --------------  ---
(c) above, in lieu of paying such increased amounts Borrower may provide notice
---
to the Lender that it elects to prepay the Loan, in which case the Borrower shall pay to the Lender any loss or expense of the Lender due to the prepayment of the Loan on a date other than the last day of the Borrowing Period therefor,

but the Borrower shall not owe the Cancellation Fee.


     2.11 Borrowing Base Determination.  The Lender, in its commercially
          ----------------------------
reasonable discretion, shall determine the Borrowing Base during the term hereof.  Upon the Borrower's acquisition of Royalties or other cash-flowing mineral property interests using the proceeds of Loans, in whole or in part,

in accordance with this Agreement, then the Lender, upon receipt of all plans,

reports, financial statements or other information requested by the Lender with respect to such acquisition shall promptly re-determine the Borrowing

Base.  The Lender may make a re-determination of the Borrowing Base at any time and from time to time.  The Lender shall promptly notify the Borrower after each determination of the Borrowing Base.



                                ARTICLE III
                            COLLATERAL SECURITY


     3.1  Collateral Agreements.  All of the Borrower's Obligations shall
          ---------------------
be secured by the Collateral Agreements.


     3.2  Perfection and Maintenance of Collateral Agreement Liens.  The
          --------------------------------------------------------
Borrower hereby authorizes the Lender to file such UCC Financing Statements in such jurisdictions as it determines to be desirable and to take such other actions as it determines to be necessary or desirable to perfect and maintain the perfection of first priority Liens in the Debt Service Reserve Account and all other Collateral identified in the Collateral Agreements.  The Borrower agrees to cooperate with the Lender in completing all such recording and filing, to promptly execute such other Instruments, and to promptly take all such other actions, as the Lender may reasonably determine to be necessary or appropriate to confirm, perfect and maintain the perfection of such Liens.

Prior to any Advance of a Loan hereunder, the Mortgage shall have been filed and recorded in the appropriate records of the Lander County, Nevada Clerk and

Recorder and such other jurisdictions necessary to perfect the Liens granted therein.


     3.3  Debt Service Reserve Account.  Prior to the initial Advance of a Loan
          ----------------------------
hereunder, the Borrower will establish with the Lender, as the Borrower's account, which will be subject to the custody and control of the Lender and constitute part of the Collateral, the Debt Service Reserve Account.

Commencing prior to the initial Advance of a Loan hereunder, the Borrower shall promptly deposit or cause to be deposited in the Debt Service Reserve Account all cash amounts received by the Borrower from or with respect to (i) all existing Royalty Interests, and (ii) all Royalty Interests purchased or otherwise acquired using Loan proceeds after the date of this Agreement.  The balance in the Debt Service Reserve Account at all times shall be not less than an amount equal to the aggregate of any payments of principal, interest,

fees and expenses payable with respect to the Loans and the Loan Documents and due at any time during the then current calendar quarter and the next succeeding calendar quarter (the "Reserve Amount").  The Borrower hereby grants to the Lender a continuing security interest in and lien upon the Debt Service

Reserve Account, all cash balances from time to time credited to the Debt

Service Reserve Account and any and all proceeds of any thereof, whether now or hereafter existing or arising.  So long as no Potential Event of Default or

Event of Default has occurred and is continuing, the Lender will promptly disburse to the Borrower, in accordance with written instructions provided by the Borrower to the Lender (which instructions the Borrower may revise upon five days written notice to the Lender), any credit balances in the Debt

Service Reserve Account which are in excess of the Reserve Amount from time to time.

                                ARTICLE IV
                           CONDITIONS PRECEDENT



     4.1  Conditions Precedent to the Initial Advance.  The obligation of the
          -------------------------------------------
Lender to make the initial Advance of a Loan is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent.


          (a)  Receipt of Instruments.  The Lender or its counsel shall have
               ----------------------
received each of the following Instruments:


               (i)     this Agreement, duly executed by an Authorized Officer

     of the Borrower;


               (ii)    the Note, duly executed by an Authorized Officer of the

     Borrower;


               (iii)   the Mortgage, the Proceeds Agreement and each of the

     other Collateral Agreements, together with UCC Form 1 Financing

     Statements relating thereto, duly executed by an Authorized Officer of the Borrower and by all other Persons parties thereto;


               (iv)    an Omnibus Certificate of the Borrower, substantially

     in the form of Exhibit B hereto, duly executed by an Authorized Officer
                    ---------
     of the Borrower;


                (v)    a legal opinion from legal counsel for the Borrower,

     reasonably acceptable to the Lender, substantially in the form of Exhibit
                                                                       -------
     F-1 hereto;
     ---

               (vi)    the Title Opinion from Nevada legal counsel to the

     Borrower, reasonably acceptable to the Lender;


               (vii)   a supplemental legal opinion from Nevada legal counsel

     to the Borrower reasonably acceptable to the Lender, confirming the perfection in favor of the Lender of enforceable first priority Liens on the GSR #3 Royalty and on the other property rights and interests of the

     Borrower subject to the Collateral Agreements, substantially in the form of Exhibit F-2 hereto;
        -----------

               (viii)   a certificate from the Secretary of State of Delaware

     confirming the good standing of the Borrower in that State;


               (ix)     certificates from the Secretaries of State of Colorado

     and Nevada confirming the good standing of the Borrower in each of such

     States;


               (x)     the Metals Options Agreement, duly executed by an

     Authorized Officer of the Borrower;


               (xi)    Royalty Payment Agreements and Proceeds Agreements duly

     executed by an Authorized Officer of the Borrower and each other Person a party thereto; and

               (xii)   such other approvals, opinions or documents as the

     Lender may reasonably request.


          (b)  Additional Conditions.  Each of the following shall be correct:
               ---------------------

               (i)     since the date of the financial statements of the

     Borrower most recently delivered to the Lender (referred to in Section
                                                                    -------
     5.5), there has been no adverse change in the financial condition,
     ---
     operations or business of the Borrower which would constitute a Material

     Adverse Effect;


               (ii)    there is no pending or overtly threatened action or

     proceeding affecting the Borrower, the Royalty Interests, the Pipeline

     Project Properties or the Pipeline Project before any court, governmental agency or arbitrator, which could be reasonably expected to have a

     Material Adverse Effect;


                (iii)   the Borrower shall have performed and complied with all

     agreements, conditions and Obligations herein and in the other Loan

     Documents required to be performed and complied with on or prior to the date of the Advance;


               (iv)    there shall exist no Event of Default or Potential Event

     of Default;


               (v)     all representations and warranties made by the Borrower

     herein and in any other Loan Document or other certificate or Instrument delivered in connection herewith shall be true and correct on the date of the Advance;


               (vi)    all Instruments that are necessary to perfect the

     security interests of the Lender in the Collateral described in the

     Collateral Agreements shall have been received by the Lender and the

     Lender shall have received evidence reasonably satisfactory to the Lender that upon filing and recording such Instruments, the security interests represented thereby will constitute valid and perfected Liens subject only to Permitted Liens;


               (vii)   the Borrower shall have established the Debt Service

     Reserve Account and there shall be a current credit balance therein of not less than the Reserve Amount.


     4.2  Conditions Precedent to All Advances.  The obligation of the Lender
          ------------------------------------
to make each Advance of Loans (including the initial Advance) is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:


          (a)  the Lender shall have received a Request for Advance, duly executed by an Authorized Officer;


          (b)  the Lender shall have received evidence reasonably acceptable to it that upon acquisition of the property interests to be acquired with the proceeds of the Advance, the Borrower will acquire good and marketable title to such property interests free of Liens and that, upon the closing of such acquisition by the Borrower, first, prior and enforceable Liens in favor of the Lender will have been perfected in such property interests and all mineral production therefrom;

          (c)  on the date of such Advance, the Lender shall have received such approvals, opinions or documents as the Lender may reasonably request;


          (d)  such Advance shall not cause the Amount Outstanding to exceed the Maximum Availability;


          (e)  there shall exist no Potential Event of Default or Event of

Default;


          (f)  each of the conditions precedent to the initial Advance set forth in Section 4.1 is and remains satisfied; and
         -----------

          (g)  all representations and warranties made by the Borrower shall be true and correct on the date of such Advance except for those changes disclosed to the Lender in writing and acceptable to the Lender in its sole discretion.



                                 ARTICLE V
                      REPRESENTATIONS AND WARRANTIES


     In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:


     5.1  Due Organization, Good Standing and Authority.  The Borrower is duly
          ---------------------------------------------
organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in Colorado and Nevada and every other jurisdiction where necessary in light of its business and properties.  The

Borrower has full power, authority and legal right (a) to own or lease its assets and properties and to conduct its business as now being conducted, and

(b) to incur its obligations under this Agreement and each other agreement,

document and instrument executed or to be executed by it pursuant hereto or in connection herewith and to perform the terms hereof and thereof applicable to it.


     5.2  Due Authorization; Non-contravention.  The execution and delivery by
          ------------------------------------
the Borrower of this Agreement and the other Loan Documents, and the performance of all transactions contemplated hereby and thereby, and the fulfillment of and compliance with the respective terms of this Agreement and the other Loan Documents by the Borrower are within the Borrower's powers, have been duly authorized by all necessary action corporate or otherwise and do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien (except pursuant to the Loan Documents) upon capital stock or assets pursuant to, (d) give any third party any right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (i) the Articles of

Incorporation or Bylaws of the Borrower, (ii) any law, statute, rule or regulation applicable to the Borrower or its properties, or (iii) any agreement, instrument, order, judgment or decree to which the Borrower is subject or by which its properties are bound.

     5.3  No Approvals.  No authorization or approval or other action by, and
          ------------
no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, or any other Loan Document, except for filings necessary to perfect Liens pursuant to the Loan Documents.


     5.4  Validity.  This Agreement is, and the other Loan Documents, when
          --------
delivered hereunder will be, legal, valid and binding obligations of the

Borrower enforceable against the Borrower in accordance with their respective terms subject to bankruptcy and insolvency laws affecting rights of creditors generally and rules of equity.


     5.5  Financial Statements.  The audited consolidated financial statements
          --------------------
of the Borrower for the twelve-month period ending June 30, 2000 and the unaudited financial statements of the Borrower for the three-month period ending September 30, 2000, which have been furnished to the Lender, have been prepared in accordance with generally accepted accounting principles in the

United States consistently applied (except as disclosed in the notes thereto)

and present fairly and fully the financial position and results of operations of the Borrower as of the latest date and for the periods specified therein.

Subsequent to the respective dates as of which information is given in such financial statements there has been no change resulting in a Material Adverse

Effect.


     5.6  Litigation.  Except as set forth in Schedule 5.6 hereto, Borrower is
          ----------                          ------------
not a party to any action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the knowledge of the Borrower, threatened in writing)

against or affecting the Borrower, the Royalty Interests, the Project

Properties or any Project or which may have a Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Loan Document.  Except as set forth in Schedule 5.6, to the knowledge of
                                             ------------
the Borrower, without duty of further inquiry, there is no action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral, tribunal or other body now pending or threatened against or, with direct and specific application, affecting, the Borrower, the

Royalty Interests, the Project Properties or any Project which may have a

Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Loan Document.


     5.7  Disclosure.  Except as set forth in Schedule 5.7 hereto, this
          ----------                          ------------
Agreement, the other Loan Documents and the schedules, attachments, written statements, documents, certificates or other items prepared by the Borrower and provided to the Lender do not contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.  The Borrower represents and warrants that there is no fact which it has not disclosed to the Lender in writing and of which any of its officers or directors are aware which could reasonably be anticipated to constitute a Material Adverse Effect.


     5.8  Title to Royalty Interests; Liens.  Schedule 1.1(a) and Schedule
          ---------------------------------   ---------------     --------
1.1(c), respectively, set forth a complete and accurate listing and description
-----
of each of the Projects and the Royalty Interests as of the date hereof.  The

Borrower has good and marketable title to the Royalty Interests free and clear of any claims or rights of title and free and clear of all Liens except (a)

Liens established pursuant to the Collateral Agreements, (b) Liens for taxes not yet due and payable, (c) inchoate Liens established by statute arising in the ordinary course of business securing obligations that are not overdue for a period of more than 20 days and (d) Liens and title defects reflected in the

Title Opinion.


     5.9  Royalty Agreements.  Schedule 1.1(b) sets forth a complete and
          ------------------   ---------------
accurate list of all Royalty Agreements of the Borrower in effect as of the

Closing Date; each Royalty Agreement is a legal, valid and binding obligation of the Borrower, and to the Borrower's knowledge, each other party thereto.

Other than as set forth in Schedule 5.9, each such Royalty Agreement is, and
                           ------------
after giving effect to the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.  The

Borrower has delivered or made available to the Lender a true and complete copy of each Royalty Agreement required to be listed on Schedule 1.1(b).  The
                                                   ---------------
Borrower is not in breach of or in default under any Royalty Agreement.  The

Borrower has not alleged that any Royalty Agreement counterparty has breached or defaulted under any Royalty Agreement.  To the Borrower's knowledge, no counterparty to any Royalty Agreement is in breach of or in default of any

Royalty Agreement.


     5.10 Project Permits.  To the knowledge of the Borrower, without duty of
          ---------------
further inquiry, except as set forth in Schedule 5.10, and except for matters
                                        -------------
that do not or would not have a material adverse effect on such Projects, the

Project Managers of each of the Projects have obtained all material licenses,

operating and reclamation bonds, permits and approvals from all governmental commissions, boards and other agencies required to operate such Projects as currently being operated in accordance with the then effective mine plan therefor, and such Project Managers are operating the Projects in material compliance therewith.


     5.11 Payment of Taxes.  The Borrower has filed, or caused to be filed, all
          ----------------
federal, state and local tax returns which to the knowledge of the Borrower are required to be filed and has paid or caused to be paid all taxes as shown on such returns or any assessment received by the Borrower to the extent that such taxes or assessments have become due, except such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained.

The Borrower has established reserves which are reasonably believed by the officers and representatives of the Borrower to be adequate for the payment of such taxes.


     5.12 Agreements.  Except as set forth in Schedule 5.12 hereto, the
          ----------
Borrower is not a party to any material agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Royalty

Agreements or any other agreement or instrument to which it is a party, the effect of which would constitute a Material Adverse Effect.


     5.13 Compliance with Laws.  Except as set forth in Schedule 5.13 hereto,
          --------------------                          -------------
(a) the Borrower has complied in all material respects with all Requirements of Law, and (b) with respect to the Project Properties and operations thereon and the Projects, to the knowledge of the Borrower, without duty of further inquiry, the Project Managers have complied in all material respects with and the Projects and Project Properties are in material compliance with all

Requirements of Law relating to the operation of each Project, and the Borrower is not aware of any investigation (other than a routine inspection) underway by any local, state or federal agency with respect to enforcement of such

Requirements of Law.  The Borrower has no knowledge (except as disclosed to the

Lender in Schedule 5.13) of any past or existing violations of any such laws,
          -------------
ordinances or regulations or notices thereof issued by any governmental authority with respect to the Borrower that would constitute a Material Adverse

Effect, and the Borrower has no knowledge (except as disclosed to the Lender in

Schedule 5.13) of any past or existing violations of any Requirements of Law or
-------------
notices thereof issued by any governmental authority with respect to any

Project or any Project Property that would have a material adverse effect on such Project, Project Property or any Royalty Interest.


     5.14 Events of Default.  No event has occurred and is continuing, or
          -----------------
would result from the incurring of obligations by the Borrower under this

Agreement, which constitutes an Event of Default or a Potential Event of

Default.



                                ARTICLE VI
                           AFFIRMATIVE COVENANTS


     The Borrower covenants and agrees from the date hereof, so long as any portion of the Loans remain outstanding and unpaid, in whole or in part, or any other amount is owing to the Lender under this Agreement or any other Loan

Document that, unless the Lender shall otherwise consent in writing:


     6.1  Notice to the Lender.  The Borrower will promptly give notice to the
          --------------------
Lender as soon as it becomes aware of:


          (a)  Any Event of Default or Potential Event of Default;


          (b)  Any default under, breach of or event which, with notice or lapse of time or both, would become a material default under or breach of any other Loan Document;


          (c)  Any loss or damage to the Collateral in excess of $100,000,

exclusive of diminution in value caused solely by changes in the price of Gold from time to time;


          (d)  Any additional interests in the Project Properties acquired by the Borrower which are not included in the Collateral;


          (e)  Every default or other adverse claim, demand or litigation made by any Person which would, if successful, constitute a Material Adverse Effect,

or with respect to any Royalty Interest or any other Collateral could have a material adverse effect on such Royalty Interest or Collateral;


          (f)  Every notice, and the contents thereof, received by the Borrower in relation to any renewal of any rights with respect to, or having a material adverse effect upon any Royalty Interest or Project including (without limitation) notices pertaining to the loss of or a failure to obtain or a failure to be able to renew such interest in a material part of such Project,

together with a copy of such notice if in writing;

          (g)  Every press release issued by the Borrower together with a copy of such press release, and any other occurrence, matter, event or thing (other than changes in the price of Gold) constituting a Material Adverse Effect,

together with a reasonably detailed explanation of such other occurrence,

matter, event or and thing; and


          (h)  Each material memorandum, letter or report received by the

Borrower from any Project Manager concerning any Royalty Interest or Project,

including (to the extent received by the Borrower and not subject to confidentiality restrictions that prevent the Borrower from disclosure thereof)

the annual strategic business plan for the Pipeline Project and all reserve,

mine plan and/or operating reports for the Projects or the Project Properties,

together with a copy of such plans and reports.


     6.2  Financial Statements, Monthly Reports and Information.
          -----------------------------------------------------

          (a)  As soon as practicable (and in any event not later than 90 days after each fiscal year and 60 days after each fiscal quarter), the Borrower shall furnish the Lender annual (audited) and quarterly (unaudited)

consolidated financial statements, which shall include all of the information contained in the statements heretofore furnished to the Lender and referred to in Section 5.5 hereof, together with a certificate of an Authorized Officer of
   -----------
the Borrower to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in the United

States consistently applied and present fairly the financial position and results of the operations of the Borrower as of the respective dates and for the respective periods specified therein.


          (b)  Within 60 days after each fiscal quarter, the Borrower shall cause an Authorized Officer of the Borrower to deliver to the Lender a certificate as to the Borrower's compliance with the financial covenants provided in Section 6.12 hereof.
            ------------

          (c)  The Borrower shall deliver to the Lender such other information

(in form reasonably acceptable to the Lender) regarding the conditions or operations, financial or otherwise, of the Borrower, the Royalty Interests,

the Projects, the Project Properties or any of Borrower's other properties or activities as the Lender may reasonably request from time to time to the extent such information is in the possession or control of the Borrower and not subject to confidentiality restrictions that prevent the Borrower's disclosure thereof.


     6.3  Maintenance of Existence.  The Borrower will preserve and maintain
          ------------------------
its legal existence and all of its rights, privileges and franchises necessary for the proper conduct of its business and will qualify and remain qualified to do business in Nevada and Colorado and in each jurisdiction where necessary in light of its business and properties.


     6.4  Compliance with Laws.  The Borrower shall comply with all
          --------------------
Requirements of Law, including, without limitation, any Environmental Law

(except any noncompliance or violation which, in the judgment of the Lender,

could not reasonably be expected to constitute a Material Adverse Effect).


     6.5  Payment of Indebtedness.  The Borrower will pay, discharge or
          -----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Debts and other material obligations of whatever nature, except for any Debts or other material obligations which are being contested in good faith and by appropriate proceedings if (a) reserves in conformity with generally accepted accounting principles with respect thereto are maintained on its books, and (b) such contest does not involve any material risk of the sale, forfeiture or loss of any part of the Collateral.


     6.6  Taxes.  The Borrower shall pay and discharge all federal, state and
          -----
local taxes imposed on it or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the Collateral.  The Borrower shall have the right, however, to contest in good faith the validity or amount of any such taxes by proper proceedings timely instituted, and may permit the taxes so contested to remain unpaid during the period of such contest if:  (a) it diligently prosecutes such contest, (b) it sets aside on its books adequate reserves in conformity with generally accepted accounting principles with respect to the contested items,

(c) during the period of such contest, the enforcement of any contested item is effectively stayed, (d) such contest does not involve any material risk of the sale, forfeiture or loss of any part of the Collateral and provided such non-payment is permitted by the appropriate taxing legislation.  The Borrower will promptly pay or cause to be paid any valid final judgment enforcing any such taxes and cause the same to be satisfied of record.


     6.7  Books and Records; Right to Inspection.  The Borrower shall keep
          --------------------------------------
proper books of record in accordance with generally accepted accounting principles and permit representatives of the Lender to examine the books of record and accounts and to discuss the affairs, finances and accounts of the

Borrower with the Borrower's principal officers, engineers, technical staff and independent accountants, all at such reasonable times during business hours and at such intervals as the Lender may desire; provided, however, that
                                                      --------  -------
the Lender shall provide the Borrower with at least five Business Days' notice of any visit and shall use commercially reasonable efforts not to disrupt the

Borrower's business during any such visits.  Upon any request by the Lender to visit and inspect any Project Property, the Borrower will use commercially reasonable efforts to make arrangements with the Project Manager for such a visit to and inspection of such Project Property by the Lender or its representatives.


     6.8  Insurance.  The Borrower shall maintain insurance coverage, with
          ---------
responsible and reputable insurance companies or associations, in respect of its properties, assets, and business against such risks and in such amounts as are customarily maintained in accordance with good industry practice for a company in the Borrower's business and as may be required by Requirements of

Law.  Such insurance policies shall name the Lender as an additional insured or loss payee, as appropriate, and shall provide that the policies cannot be cancelled, allowed to lapse or terminate by the insurer without at least ten

(10) days prior written notice to the Lender.  Attached as Schedule 6.8 hereto
                                                           ------------
is a detailed list and description of all such insurance maintained by or for the benefit of the Borrower as of the Closing Date, in form reasonably satisfactory to the Lender.  From time to time after the Closing Date the

Borrower shall deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance.


     6.9  Maintenance of Liens.  The Borrower will take all action required or desirable to maintain and preserve the Lender's Liens on the Collateral and the first priority thereof.  The Borrower, at no cost to the Lender, shall from time to time execute, deliver, file and record, and the Borrower authorizes the

Lender to file and record, any and all further Instruments (including financing statements, continuation statements and similar statements with respect to any of the Collateral Agreements) reasonably requested by the Lender for such purposes, including such as may be necessary to include within the Collateral

(a) any additional real property interests or personal property pertaining to the Project Properties which are acquired by the Borrower utilizing Loan proceeds, (b) any increase in the GSR #3 Royalty or (c) any Royalty Interests acquired by the Borrower during the term hereof with Loan proceeds.


     6.10 Defend Title.  The Borrower shall, at its own cost and expense,
          ------------
warrant and defend the title to the Royalty Interests and the other Collateral against the claims and demands of all Persons whomsoever, except as permitted in writing by the Lender and except for matters disclosed in the Title Opinion and not objected to by the Lender.


     6.11 Compliance with ERISA.  The Borrower will (a) comply with all
          ---------------------
applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (b) not take any action or fail to take any action the result of which could be a liability to the

PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that would result in any civil penalty under ERISA or tax under the Code, (d) operate each Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the

Lender upon the Lender's request such additional information about any Plan as may be reasonably requested by the Lender.


     6.12 Financial Covenants.
          -------------------

          (a)  Tangible Net Worth.  The Borrower shall at all times maintain
               ------------------
a Net Worth of at least  $10,000,000.


          (b)  Current Ratio.  The Borrower shall not permit the ratio of its
               -------------
(x) consolidated assets properly classified as current assets under United

States generally accepted accounting principles, to (y) consolidated liabilities properly classified as current liabilities under United States generally accepted accounting principles, at any time, to be less than 1.5 to

1.0.


          (c)  Minimum Cash Balance.  The Borrower shall at all times maintain
               --------------------
a minimum balance of cash and Cash Equivalents in demand deposit accounts of

$500,000.


          (d)  Royalty Ounces.  The Borrower will have at all times not less
               --------------
than 55,000 Royalty Ounces of Gold.


     6.13 Delivery of Royalty Interest Proceeds.
          -------------------------------------

          (a)  Delivery and Sale of Gold.  The Borrower shall cause all
               -------------------------
Products produced from the Project Properties to which the Borrower is entitled pursuant to the Royalty Interests to be delivered by the Project Managers directly to the Lender's account for the credit of the Borrower at Johnson

Matthey in Salt Lake City, Utah, or such other locations approved by the

Lender.  The Borrower hereby irrevocably agrees to sell all such Products to the Lender forthwith upon receipt thereof at Johnson Matthey, or such other locations approved by the Lender, with such Products to be sold, at the discretion of the Borrower, at either the then prevailing open market bid price maintained by the

Lender or at the price of the London Gold Fixing for such date, with the proceeds of such sales to be deposited into the Debt Service Reserve Account immediately following trade settlement.


          (b)  Delivery of Cash Royalties.  The Borrower shall cause all cash
               --------------------------
to which the Borrower is entitled pursuant to the Royalty Interests to be deposited by the Project Managers directly to the Debt Service Reserve Account.


     6.14 Maintenance of Credit Balances in the Debt Service Reserve Account.
          ------------------------------------------------------------------
The Borrower will maintain at all times in the Debt Service Reserve Account a credit balance which is not less than the Reserve Amount.


     6.15 Further Assurances.  The Borrower shall execute, acknowledge and
          ------------------
deliver to the Lender such other and further documents and Instruments and do or cause to be done such other acts as the Lender reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Lender hereunder,

promptly upon request of the Lender.



                                ARTICLE VII
                            NEGATIVE COVENANTS


     From the date hereof, so long as any portion of the Loans remain outstanding and unpaid, in whole or in part, or any other amount is owing to the Lender under this Agreement, or any other Loan Document without the prior written consent of the Lender, the Borrower unconditionally covenants and agrees that it will not:


     7.1  Indebtedness.  Incur any Debt except for (a) the Loans, (b) items of
          ------------
accrued taxes prior to the date on which such items are due and payable, (c)

capital lease or rental arrangements if the payments thereon, in the aggregate,

do not exceed $250,000 in any fiscal year and (d) trade payables incurred in the ordinary course of business which are not evidenced by a promissory note or other evidence of indebtedness and which are not the subject of a genuine dispute or are not more than ninety (90) days past due.


     7.2  Liens.  Directly or indirectly, create, incur, assume or suffer to
          -----
exist any Lien upon any of its property, assets, income or profits, including,

without limitation, the Royalty Interests, the Deposit Reserve Account or any

Collateral, whether now owned or hereafter acquired, or enter into any agreement or option with respect to any of the foregoing, except for Liens for taxes not yet due and payable and inchoate Liens established by statute arising in the ordinary course of business securing obligations that are not overdue for a period of more than twenty days.


     7.3  Liquidation; Merger.  Liquidate or dissolve, or, without the prior
          -------------------
written consent of the Lender, not unreasonably withheld, enter into any consolidation or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by the Borrower of all or a substantial portion of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes a substantial portion thereof.

     7.4  Asset Sales.  Without the Lender's prior written consent not to be
          -----------
unreasonably withheld, convey, sell, lease, assign, transfer or otherwise dispose of any material portion of its property, business or assets, including,

without limitation, the Royalty Interests or any portion thereof, individually or in the aggregate, whether now owned or hereafter acquired, except for conveyances, sales, leases, assignments and transfers of property or assets,

other than Collateral, entered into in the ordinary course of business, which do not exceed $250,000 in the aggregate per year.


     7.5  Guarantees/Assumptions.  Directly or indirectly, assume, guarantee,
          ----------------------
endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase,

to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any

Debt of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.


     7.6  Change in Business.  Engage in any business activities or operations
          ------------------
substantially different from the business of ownership of non-executory interests in mining properties.


     7.7  Changes in Constating Documents or Capital Structure.  Without the
          ----------------------------------------------------
Lender's prior written consent not to be unreasonably withheld, amend or otherwise modify its articles of incorporation, bylaws or capital structure.


     7.8  Gold Sales.  Enter into any agreement or any Instrument for any sale,
          ----------
assignment, transfer or delivery of Gold or other Products except as provided in Section 6.13.
   ------------

     7.9  Modification of Material Agreements.  Without the Lender's prior
          -----------------------------------
written consent not to be unreasonably withheld, allow any modification or amendment to any Royalty Agreement or other agreement or Instrument material to the Borrower or allow any modification or amendment to any confidentiality agreements or provisions to which the Borrower is a party or otherwise subject.

Without the Lender's prior written consent not to be unreasonably withheld, the

Borrower shall not enter into or allow itself to become subject to any new confidentiality agreement or provision governing information from any existing

Royalty Interest or the Project or properties underlying such Royalty Interest or any Royalty Interest or the Project or properties underlying such Royalty

Interest acquired after the date hereof with Loan proceeds.


     7.10 Maintenance of Royalty Interests.  Without the Lender's prior written
          --------------------------------
consent not to be unreasonably withheld, enter into any agreement or undertaking, or otherwise act to sell, assign, transfer or create or suffer the creation of rights of any Person other than the Borrower or the Lender in or with respect to the Royalty Interests or Products or Gold accruing to the account of the Borrower pursuant thereto.


     7.11 Acquisition of Royalty Interests.  After the Closing Date, buy,
          --------------------------------
purchase or otherwise acquire any Royalty, any other mineral property interest,

or any interest therein using Loan proceeds or enter into any agreement or option to purchase or acquire any Royalty, any other mineral property interest or any interest therein using Loan proceeds without the prior written consent of the Lender not to be unreasonably withheld after the Borrower has provided to the Lender all information on the terms and conditions of the proposed

Royalty or any such other mineral property interest and on the underlying

Project as reasonably requested by the Lender to assess such proposed acquisition.


    7.12 Restrictive and Inconsistent Agreements.  The Borrower will not enter
         ---------------------------------------
into any agreement, Instrument or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by the Borrower of the

Obligations or its obligations under any Royalty Agreement.


     7.13 Amount Outstanding.  Allow the Amount Outstanding to be greater than
          ------------------
the Maximum Availability at any time.



                               ARTICLE VIII
                             EVENTS OF DEFAULT


     8.1  Events of Default.  The occurrence of any one or more of the
          -----------------
following events (whether or not in the control of the Borrower) shall constitute an Event of Default:


          (a)  Nonpayment.  The Borrower shall fail to make, on or before the
               ----------
due date, in the manner required, any payment of principal, interest, costs,

fees or any other sums due under this Agreement.


          (b)  Covenant Defaults.  The Borrower shall fail to observe or
               -----------------
perform any of its covenants contained in this Agreement, other than the covenants referred to in paragraph (a) above, and the Borrower shall have not remedied such default within 10 days after written notice of such default has been given by the Lender to the Borrower.


          (c)  Representation or Warranty.  Any representation, warranty or
               --------------------------
statement made or deemed to be made by the Borrower herein or in any other

Loan Document given hereunder shall prove to have been untrue in any material respect as of the time made or deemed made.


          (d)  Cross-Default.  A default shall occur under any Loan Document,
               -------------
any Royalty Agreement or any agreement pertaining to Debt permitted hereunder;

or a Close-Out Event shall occur under (and as defined in) the Metals Options

Agreement; or the Borrower shall fail to pay any Debt with a value in excess of Fifty Thousand Dollars ($50,000) (excluding Debt evidenced by the Note) of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise)

and such failure shall continue after the applicable grace period, if any,

specified in the Instrument relating to such Debt; or any other default under any Instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such

Instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.


          (e)  Insolvency.  The Borrower shall generally not pay its debts as
               ----------
such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,

wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) there shall be commenced against the Borrower any such case,

proceeding or other action referred to in clause (i) above which (A) results
                                          ----------
in the entry of an order for relief or any such adjudication or appointment or

(B) remains undismissed, undischarged or unbonded for a period of 60 days; or

the Borrower shall take any other action to authorize any of the actions set forth in this paragraph (f).
              -------------

          (f)  Involuntary Liens.  Any involuntary Lien or Liens for amounts
               -----------------
then due in the aggregate sum of Fifty Thousand Dollars ($50,000) or more, of any kind or character shall attach to any assets or property of the Borrower if such Lien or Liens are not discharged or bonded pending proceedings to release such Lien or Liens within sixty (60) days after the date of attachment or unless such Lien or Liens are being contested in good faith.


          (g)  Judgments.  Any judgment or order for the payment of money in
               ---------
excess of One Hundred Thousand Dollars ($100,000) shall be rendered against the

Borrower and there shall be a period of 30 consecutive days during which such judgment or order shall not have been discharged or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.


          (h)  Condemnation.  Any of the Royalty Interests are taken by power
               ------------
of expropriation or eminent domain or sold under threat of such taking, or possession of any material portion of the Project Properties is taken through exercise of such power.


          (i)  Regulatory Action.  Any governmental regulatory authority shall
               -----------------
take any action with respect to any of the Borrower or any Project or the

Collateral which would result in a Material Adverse Effect on the Borrower,

unless such action is set aside, dismissed or withdrawn within ninety (90) days of its institution or such action is being contested in good faith and its effect is stayed during such contest.


          (j)  Title to Royalty Interests and Mining Properties.  There shall
               ------------------------------------------------
exist a defect or deficiency in title to the Royalty Interests or the Project

Properties (other than as identified in the Title Opinion) which results in a

Material Adverse Effect, and the Borrower shall have not remedied such default within 10 days after written notice of default has been given by the Lender to the Borrower.


          (k)  Collateral Security.  Any of the Liens established or purported
               -------------------
to be established by the Collateral Agreements shall fail to be first priority perfected Liens in the Collateral, or the Borrower shall so state in writing,

and the Borrower shall have not remedied such default within 10 days after written notice of default has been given by the Lender to the Borrower.


          (l)  Adverse Changes to the Pipeline Project.  Any event or change
               ---------------------------------------
occurs with respect to the Pipeline Project, including, without limitation,

the abandonment or termination or the taking by power of expropriation or eminent domain of all or any material portion thereof, which has a Material

Adverse Effect.


          (m)  Amount Outstanding in Excess of Maximum Availability.  The
               ----------------------------------------------------
Amount Outstanding shall exceed the Maximum Availability at any time, as the

Maximum Availability is determined from time to time.


          (n)  Redirection of Royalties.  Any payment of cash, Products,
               ------------------------
proceeds or other amounts owing to the Borrower with respect to the Royalty

Interests shall be paid to any Person other than as required hereby.


          (o)  Debt Service Reserve Account.  The Borrower shall fail to maintain in existence the Debt Service Reserve Account or shall fail to maintain therein at all times the Reserve Amount, and the Borrower shall not have remedied such default within 60 days after written notice of default has been given by the Lender to the Borrower.


     8.2  Remedies Upon Event of Default.
          ------------------------------

          (a)  Upon the occurrence of an Event of Default specified in Section
                                                                       -------
8.1(e) hereof or, in the case of any other Event of Default, upon notice by the
-----
Lender to the Borrower of the Lender's election to declare the Borrower in default, the obligations of the Lender hereunder including, without intending any limitation, the Lender's obligation to lend shall terminate.  The date on which such notice is sent or, in the case of an Event of Default specified in

Section 8.1(e) hereof, the date of such Event of Default, shall be the "Date of
-------------
Default."


          (b)  On the Date of Default, (i) there shall immediately be due and payable to the Lender an amount equal to the total principal Amount Outstanding of the Loan plus interest, fees, expenses, and all other amounts owed by the

Borrower pursuant to this Agreement and the other Loan Documents shall immediately become due and payable, and (ii) the commitment of the Lender to

Advance Loans hereunder shall terminate.


          (c)  Upon the occurrence of an Event of Default, all of the remedies provided to the Lender in all of the Collateral Agreements shall immediately become available to the Lender and the Lender shall have all other rights and remedies available at law or in equity.  The enumeration of the rights and remedies of the Lender set forth in this Agreement and the other Loan Documents is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights and remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.


          (d)  Except as expressly provided above in this Section 8.2,
                                                          -----------
presentment, demand, protest and all other notices of any kind are hereby expressly waived.  From and after the Date of Default, interest shall accrue at the Default Rate and shall be payable on demand.

                                ARTICLE IX
                               MISCELLANEOUS


     9.1  Notices.  All notices, requests, demands, consents or other
          -------
communications in connection with or pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by registered or certified mail or by facsimile (such facsimile followed by a registered or certified letter)

addressed to the parties as set forth below (or to such other address as the parties may designate by notice):

     If to the Lender:

         HSBC Bank USA
         452 Fifth Avenue
         New York, New York  10018
         Attention:  Richard J. Ward
         Facsimile No.:  (212) 525-6581


     If to the Borrower:

         Royal Gold, Inc.
         1660 Wynkoop Street
         Suite 1000
         Denver, Colorado 80202-1132
         Attention:  Peter B. Babin
         Facsimile No.:  (303) 595-9385

A notice delivered by hand to a party shall be deemed received when delivered.

A notice sent by mail shall be deemed received on the fifth Business Day after mailing.  A notice sent by facsimile shall be deemed received upon receipt of the relevant confirmation or answer back.  Notices received after 4:00 p.m.

local time shall be deemed received on the following day.


     9.2  Amendments, etc.  No amendment or waiver of any provision of this
          ---------------
Agreement or the Note, nor consent to any departure by the Borrower therefrom,

shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


     9.3  No Waiver; Cumulative Remedies.  No failure on the part of the Lender
          ------------------------------
to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


     9.4  Costs and Expenses.
          ------------------

          (a)  The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, negotiation, execution, delivery, registration and administration of this Agreement, the Note and the other Loan Documents and any amendments to any thereof including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and of technical advisors and consultants for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement.  The

Borrower further agrees to pay on demand all losses, costs and expenses, if any

(including reasonable counsel fees and expenses), in connection with the preservation of any rights of the Lender under, or the enforcement of, or legal advice in respect of the rights or responsibilities of the Lender under, this

Agreement, the Note and the other Loan Documents, including, without limitation, losses, costs and expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein or in the Note held by the Lender or in connection with any refinancing or restructuring of the Loan in the nature of a "workout."


          (b)  If, due to acceleration of the maturity of the Note pursuant to

Article VIII hereof or due to any other reason, the Lender receives payments of principal of any Loan other than on the last day of a Borrowing Period relating to such Loan, the Borrower shall, upon demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits) cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such

Loan.


     9.5  Application of Debt Service Reserve Account; Right of Set-off.  Upon
          -------------------------------------------------------------
the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to apply the credit balances of the Debt Service Reserve

Account and to set-off and apply any and all deposits or other obligations

(general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (including any in-the-money positions under the Metals Options Agreement) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note and the other Loan Documents and the Metals Options Agreement held by the Lender,

irrespective of whether or not the Lender shall have made any demand under this

Agreement or otherwise and although such obligations may be unmatured.  The

Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section are in addition to other rights and remedies

(including, without limitation, other rights to set-off) which the Lender may have.


     9.6  Usury Savings; Limitation on Interest.  It is the intention of the
          -------------------------------------
parties hereto to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof the parties stipulate and agree that none of the terms and provisions contained herein and in the other Loan

Documents shall ever be construed to create a contract for the use, forbearance or detention of money, or a contract to pay interest, in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.  Neither the Borrower nor any future guarantors or other parties hereafter becoming liable for payment of the Borrower's indebtedness to the

Lender shall ever be required to pay interest thereon in excess of the maximum interest that may be lawfully charged or contracted for under applicable law from time to time in effect, and the provisions of this Section 9.6 shall
                                                        -----------
control over all other provisions hereof or of the other Loan Documents which may be in conflict or apparent conflict herewith.  If the maturity of the

Borrower's indebtedness to the Lender or any part thereof shall be accelerated for any reason, any amounts held to constitute interest, which are then unearned and have theretofore been collected by the Lender or any other holder of such indebtedness, shall be applied to reduce the principal balance thereof then outstanding.  In the event that the Lender or any other holder of the

Borrower's indebtedness to the Lender shall collect monies that are deemed to constitute interest which would otherwise increase the effective interest on the Borrower's indebtedness to the Lender or any part thereof to an amount in excess of that permitted to be charged by applicable law then in effect, all such sums deemed to constitute interest in excess of such legal limit shall be either immediately returned to the Borrower or other payor thereof upon such determination or applied as a credit against the then unpaid principal of the

Borrower's indebtedness, at the option of the Lender or other holder.  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum  amount permitted under applicable law, the

Borrower (and any other payor thereof) and the Lender shall, to the greatest extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate,

allocate or spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Borrower's indebtedness to the Lender in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.  Upon any such determination, to the extent permitted by law, the Lender or other holder shall not be subject to any penalty provided for charging, receiving or contracting for interest in excess of any such maximum legal rate, regardless of when or the circumstances under which such refund or application was made.


     9.7  Binding Effect; Assignment of Rights.  This Agreement shall become
          ------------------------------------
effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, transferees and assigns; provided that the
                                                          --------
Borrower shall not have the right to transfer or assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.  The Lender may at any time, without the consent of the

Borrower, assign or transfer by way of assignment or novation to any branch or affiliate of the Lender or to any financial institution all or any part of, or any interest in the Lender's rights and benefits and obligations hereunder and under the Note issued to it hereunder or the other Loan Documents; provided
                                                                   --------
that such transfer or assignment does not diminish the rights or increase the obligations of the Borrower, and to the extent of such assignment such assignee shall have the same rights and benefits vis-a-vis the Borrower as it would have had if it were the Lender hereunder, and all references in this Agreement to the Lender shall thereafter be construed as a reference to the Lender and its transferee or transferees or, in the case of a transfer of all of its rights,

benefits and obligations, to its transferee or transferees alone.  For the purposes hereof, the Lender may disclose to a potential transferee such information about the Borrower, its businesses, assets and financial condition as the Lender shall consider appropriate.  Nothing contained herein shall be construed to prevent the Lender from granting by way of sub-participation

(being a right to share in the financial effects of this Agreement without any rights against the Borrower) or risk participation in all or any of its rights and benefits hereunder to any person without the consent of the Borrower;

provided that such transfer or assignment does not diminish the rights or
--------
increase the obligations of the Borrower, and that such transfer is done in compliance with applicable laws; provided, further, that upon any such
                                 --------
assignment the Lender will act as agent and will be the sole party with whom the Borrower is required to have dealings when no Event of Default is outstanding.

     9.8  Consent to Jurisdiction.
          -----------------------

          (a)  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF

ANY STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK OVER ANY SUIT, ACTION

OR PROCEEDING (A "PROCEEDING") ARISING OUT OF OR RELATING TO THIS AGREEMENT,

THE NOTE OR THE COLLATERAL AGREEMENTS AND THE BORROWER HEREBY IRREVOCABLY

AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND

DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH

FEDERAL COURT.  THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR IMPROPER

VENUE TO THE MAINTENANCE OF ANY SUCH PROCEEDING.  THE BORROWER IRREVOCABLY

CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH PROCEEDING BY THE

MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS REFERRED TO

IN SECTION 9.1 HEREOF.  THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH
   -----------
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE EXECUTED UPON AND ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.


          (b)  NOTHING IN THIS SECTION 9.8 SHALL AFFECT THE RIGHT OF THE LENDER
                               -----------
TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT

OF THE LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER OR

ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.  THE TAKING OF ANY

PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS SHALL NOT PRECLUDE THE TAKING OF

ANY PROCEEDINGS IN ANY OTHER JURISDICTION.


          (c)  THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT

TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING

TO THIS AGREEMENT, THE NOTE, THE COLLATERAL AGREEMENTS AND ANY OTHER LOAN

DOCUMENTS REFERRED TO HEREIN OR THE OBLIGATIONS UNDER ANY THEREOF.


     9.9  Governing Law.  THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT
          -------------
REQUIRED HEREUNDER, UNLESS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN,

SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE

OF NEW YORK, PROVIDED, HOWEVER, THAT THE MORTGAGE SHALL BE GOVERNED BY AND
             --------  -------
CONSTRUED UNDER THE LAWS OF THE STATE OF NEVADA AND ANY FINANCING STATEMENTS

FILED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF

THE STATE IN WHICH THEY ARE FILED.


     9.10 Counterparts.  This Agreement may be executed in counterparts, each
          ------------
of which shall be deemed to be an original and all of such counterparts together shall constitute one and the same instrument.

     9.11 Confidentiality; Public Announcements.
          -------------------------------------

          (a)  The Lender agrees to use best efforts to ensure that any information concerning the Borrower, the Royalty Interests or the Projects

obtained by the Lender or any of the Lender's authorized agents or representatives which is not contained in a report or other document filed with a securities commission or regulatory authority, distributed by the

Borrower to its shareholders or otherwise available to the public generally

(other than by the Lender's breach of these confidentiality obligations) will,

to the extent permitted by law and except as may be required by valid subpoena

(including rules and regulations of the United States Securities Exchange

Commission), any governmental authority having jurisdiction over the Lender or other external reporting requirements, be treated confidentiality by the

Lender's employees, agents or representatives who have a reasonable need to know such information.  These confidentiality obligations shall survive the term of this Agreement by one year.


          (b)  Public announcements or reports by the Borrower of information relating to this Agreement or the Lender's financing provided for herein

(whether given to stock exchanges or otherwise) shall be made only on the basis of agreed texts approved by the Lender in advance of issuance, except to the extent required by Requirements of Law, applicable court order or rules of an applicable stock exchange.


     9.12 Entire Agreement.  This Agreement and the Exhibits hereto, the other
          ----------------
Loan Documents and the Metals Options Agreement, constitute the entire agreement between the Lender and the Borrower with respect to the various commitments by the Lender to the Borrower and indebtedness of the Borrower to the Lender to be incurred under this Agreement; and no other agreements,

promises, representations and warranties (express or implied), except those expressly set forth herein have been relied upon by the Borrower or have been made by the Lender.



         [ REMAINDER OF THIS PAGE INTENTIONALLY BLANK ]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its respective duly authorized officers as of the day and year first above written.


                        LENDER:

                               HSBC BANK USA


                               By:
                                  -----------------------------------
                                  William S. Edge, III
                                  Senior Vice President


                               By:
                                  -----------------------------------
                                  Richard J. Ward
                                  Vice President



                       BORROWER:

                               ROYAL GOLD, INC.


                               By:
                                  ------------------------------------
                                  Stanley Dempsey
                                  Chairman and Chief Executive Officer

                 -----------------------------------------------------


                MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,
                       PLEDGE AND FINANCING STATEMENT

                                   FROM

                        ROYAL GOLD, INC., as Trustor

                                    TO

                 STEWART TITLE OF NORTHEASTERN NEVADA, as Trustee

                                    AND

                         HSBC BANK USA, as Beneficiary



                         DATED AS OF DECEMBER 18, 2000


---------------------------
---------------------------
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES FUTURE ADVANCES.
---------------------------
---------------------------

THIS DOCUMENT WAS PREPARED BY
AND WHEN RECORDED AND/OR FILED
SHOULD BE RETURNED TO:

Joel O. Benson, Esq.
Davis Graham & Stubbs llp
1550 Seventeenth Street, Suite 500
Denver, Colorado  80202
--------------



                 MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,

                        PLEDGE AND FINANCING STATEMENT



     This Mortgage, Deed of Trust, Security Agreement, Pledge and  Financing

Statement is entered into by and among Royal Gold, Inc. (herein called

"Trustor"), a Delaware corporation, whose address is 1660 Wynkoop Street,

Suite 1000, Denver, Colorado 80202-1132 (herein called "Trustor"), Stewart

Title of Northeastern Nevada, (herein called "Trustee"), and HSBC Bank USA

(herein called "Beneficiary"), a bank organized under the laws of the State of New York, whose address is 452 Fifth Avenue, New York, New York 10018.


     The parties hereto agree as follows:



ARTICLE 1 - DEFINITIONS


     Section 1.1  Defined Terms.  For the purposes of this instrument:
                  -------------

     "Collateral" includes Personalty Collateral and Realty Collateral as hereinafter defined.


     "Debt Service Reserve Account" means a demand deposit account of Trustor at the offices of the Beneficiary in New York, New York, Account Number

66C-003556, and all other accounts which may be maintained from time to time by Trustor in accordance with the Loan Agreement.


     "Dollars" mean lawful money of the United States of America.


     "Effective Date" means December 18, 2000.


     "Obligations" means the aggregate of:


     (i)  all amounts payable pursuant to a promissory note, dated December 18,

2000, payable in full on or before June 30, 2005, executed by Trustor, payable to the order of the Beneficiary, in the principal face amount of Ten Million

Dollars ($10,000,000) (referred to herein as the "Note"), executed and delivered pursuant to that certain Loan Agreement, dated as of December 18,

2000 between the Trustor and the Beneficiary (referred to as the "Loan

Agreement");


     (ii) any and all other or additional indebtedness or liabilities for which Trustor is now or may become liable to Beneficiary in any manner,

whether under this instrument, the Loan Agreement or any other Loan Document

(as defined in the Loan Agreement), either primarily or secondarily,

absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Obligations if this instrument shall not have been released of record by Beneficiary;

     (iii) all sums advanced and costs and expenses incurred by the Trustee or the Beneficiary, including without limitation all legal, accounting,

engineering, management, consulting or like fees, made and incurred in connection with the Obligations described in paragraphs (i) and (ii) above or any part thereof, any renewal, extension or modification of, or substitution for, the foregoing Obligations or any part thereof, or the acquisition,

perfection or maintenance and preservation of the security therefor, whether such advances, costs or expenses shall have been made and incurred at the request of Trustee, Beneficiary or Trustor; and


     (iv) any and all extensions and renewals of, substitutions for, or modifications or amendments of any of the foregoing Obligations or any part thereof.


     "Personalty Collateral" means all of Trustor's interest now owned or hereafter acquired in and to: (i) all Products attributable to the Royalty

Interests, (ii) all Production Sales Contracts, (iii) all Royalty Agreements,

(iv) all Refinery Accounts, (v) the Debt Service Reserve Account, and (vi) all

accounts, contract rights and general intangibles now existing or hereafter arising in connection with the exploration for, production, processing,

treatment, storage, transportation, manufacture or sale of Products attributable to the Royalty Interests.


     "Proceeds" includes whatever is received upon the sale, exchange,

collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.


     "Production Sales Contract" means each contract now in effect or hereafter entered into by Trustor or Trustor's predecessors in title for the sale,

purchase, exchange or processing of Products attributable to the Royalty

Interests.


     "Products" means without limitation all ore, minerals, concentrate, dore,

bar, and refined gold, silver or other metals.


     "Realty Collateral" means all of Trustor's interest, whether now owned or hereafter acquired with proceeds of the Loan, in and to the Royalty Interests,

including, but not limited to, the interests of Trustor described or specified in Parts I and II of Exhibit A hereto.
   -------     --    ---------

     "Refinery Accounts" means accounts, and the credit balances in Dollars or

Products therein, of Trustor at any refinery or processing facility to which

Products attributable to the Royalty Interests are delivered, expressly including all accounts of Trustor presently in effect at Johnson Matthey in

Salt Lake City, Utah.


     "Royalty Agreements" means the agreements identified in Part III of
                                                             --------
Exhibit A which create, define or otherwise pertain to the Royalty Interests,
---------
as of the Effective Date, and all other agreements to which Trustor is a party which pertain to the Royalty Interests.


     "Royalty Interests" means the royalty interests and estates and other interests of Trustor identified in Part I of Exhibit A attached hereto and made
                                   ------    ---------
a part hereof, in the lands described in Part II of Exhibit A, whether now
                                         -------    ---------
owned or hereafter acquired, or any other Royalty Interest acquired with the proceeds of the Loan, by operation of law or otherwise, together with all of

Trustor's interests of any nature whatsoever now or hereafter incident or appurtenant thereto, including, but not limited to, fee mineral and surface interests in said lands, all unsevered and unextracted Products in, under or attributable to Trustor's interests in the royalty interest and estates and other interests of Trustor identified in Part I of Exhibit A hereto, in the
                                         ------    ---------
lands described in Part II of Exhibit A and in any other royalty interests,
                   -------    ---------
estates and other interests in lands acquired with the proceeds of Loans, and all rights of way, surface leases, and easements affecting the foregoing interests of Trustor or useful or appropriate in exploring and/or producing,

processing, treating, handling, storing, transporting or marketing Products therefrom.



ARTICLE 2 - CREATION OF SECURITY


     Section 2.1  Grant.  In consideration of the Beneficiary's advancing or
                  -----
extending the funds or credit constituting the Obligations, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment of the Obligations, Trustor hereby grants, bargains, sells,

warrants, mortgages, assigns, transfers and conveys the Realty Collateral to the Trustee, with power of sale subject to the terms thereof, for the benefit of Beneficiary; to have and to hold the Realty Collateral, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto the Trustee and to its substitutes or successors, forever, in trust, upon the terms and conditions herein set forth;

and Trustor hereby binds and obligates itself and its successors and assigns,

to warrant and to defend, all and singular, title to the Collateral unto the

Trustee, its substitutes or successors, forever, against the claims of any and all persons whomsoever claiming any part thereof.


     Section 2.2  Creation of Security Interest.  In addition to the grant
                  -----------------------------
contained in Section 2.1, and for the same consideration and purpose, Trustor
             -----------
hereby grants to the Beneficiary, a first and prior security interest in all

Personalty Collateral, now owned or hereafter acquired by Trustor, and in all

Proceeds.  Trustor, without limiting the foregoing provisions of this Section
                                                                      -------
2.2, stipulates that the grant made by this Section 2.2 includes a grant of a
---                                         -----------
security interest in Products extracted from or attributable to the Royalty

Interests and in the Proceeds resulting from sale of such Products, such security interest to attach to such Products as extracted and to the accounts resulting from such sales.


     Section 2.3  Pledge.  Trustor hereby makes a common law pledge to the
                  ------
Beneficiary of the Debt Service Reserve Account and the Refinery Accounts,

and the credit balances therein from time to time.


     Section 2.4  Proceeds.  The security interest of Beneficiary hereunder in
                  --------
the Proceeds shall not be construed to mean that Beneficiary consents to the sale or other disposition of any part of the Collateral other than Products extracted from or attributable to the Royalty Interests and sold in the ordinary course of business.


     Section 2.5  Substitution of Beneficiary for Trustor.  This instrument
                  ---------------------------------------
shall be effective, at the Beneficiary's option and as allowed by applicable law, as a mortgage as well as a deed of trust, and every grant herein to the

Trustee of interests, powers, rights and remedies shall likewise be a grant of the same interests, powers, rights and remedies to the Beneficiary, as mortgagee.  Subject to applicable law, Beneficiary shall in all instances, and in its sole discretion, elect whether this instrument shall be effective as a mortgage or as a deed of trust.


     Section 2.6  Continuing Status of Lien, Security Interest and Pledge.
                  -------------------------------------------------------
The Loan Agreement and the Note provide for a revolving loan or loans from the

Beneficiary to the Trustor pursuant to which, for the period specified in the

Loan Agreement and in the Note, and subject to the terms and conditions of the

Loan Agreement, the Trustor may borrow, repay and reborrow funds from the

Beneficiary.  So long as the commitment of the Beneficiary under the Loan

Agreement to advance funds to the Trustor remains in effect, the lien on the

Realty Collateral and the security interest in and pledge relating to the

Personalty Collateral created hereby shall remain in effect with the priority date established by the recording or filing hereof, notwithstanding the fact that from time to time the outstanding balance of the loans to the

Trustor under the Loan Agreement may be zero.



ARTICLE 3 - ASSIGNMENT OF PRODUCTION PROCEEDS


     Section 3.1  Assignment.  As further security for the payment of the
                  ----------
Obligations, the Trustor hereby assigns to the Beneficiary, effective upon an

Event of Default, all Products (and the Proceeds therefrom) which are extracted from or attributable to the Royalty Interests and, effective automatically upon an Event of Default, the Trustor hereby transfers, assigns, warrants and conveys to Beneficiary all Products (and the Proceeds therefrom) which are extracted from or attributable to the Royalty Interests.  Upon the occurrence of an Event of Default, all persons producing, purchasing and receiving such

Products or the Proceeds therefrom are authorized and directed to treat

Beneficiary as the person entitled in Trustor's place and stead to receive the same; and further, those persons will be fully protected in so treating

Beneficiary and will be under no obligation to see to the application by

Beneficiary of any Proceeds received by it.  Trustor agrees that, if, after the occurrence of an Event of Default, any Proceeds from such Products are paid to

Trustor, such proceeds shall constitute trust funds in the hands of Trustor,

shall be segregated from all other funds of Trustor and separately held by

Trustor, and shall be forthwith paid over by Trustor to Beneficiary in accordance with the Loan Agreement.  Upon the occurrence of an Event of

Default, Trustor shall, if and when requested by Beneficiary, execute and file with any production purchaser a transfer order or other instrument declaring

Beneficiary to be entitled to the Proceeds of severed Products and instructing such purchaser to pay such Proceeds to Beneficiary.  After the occurrence of an

Event of Default, should any purchaser fail to make payment promptly to

Beneficiary of the proceeds derived from the sale thereof, Beneficiary shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products,

without liability of any kind on Beneficiary in making such selection so long as ordinary care is used in respect thereof.


     Section 3.2  Trustor's Payment Duties.  Nothing contained herein will
                  ------------------------
limit Trustor's duty to make payment on the Obligations when the Proceeds received by Beneficiary pursuant to this Article 3 are insufficient to pay the costs, interest, principal and any other portion of the Obligations then owing,

and the receipt of Proceeds by Beneficiary will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

     Section 3.3  Liability of Beneficiary.  Beneficiary has no obligation to
                  ------------------------
enforce collection of any Proceeds and is hereby released from all responsibility in connection therewith, except the responsibility to account to

Trustor for Proceeds actually received.


     Section 3.4  Indemnification.  Trustor agrees to indemnify Beneficiary
                  ---------------
against and hold Beneficiary harmless from all claims, actions, liabilities,

losses, judgments, attorneys' fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section
                                                                       -------
3.4 as "Claims") made against or sustained or incurred by Beneficiary as a
---
consequence of the assertion, either before or after the payment in full of the

Obligations, that Beneficiary received Products or Proceeds pursuant to this instrument.  Beneficiary will have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to Trustor, Beneficiary will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. Trustor shall indemnify and pay to Beneficiary all amounts paid by Beneficiary in compromise or adjustment of any of the Claims or amounts adjudged against Beneficiary in respect of any of the Claims.  The liabilities of Trustor as set forth in this

Section 3.4 will constitute Obligations and will survive the termination of
-----------
this instrument.



ARTICLE 4 - TRUSTOR'S WARRANTIES AND COVENANTS


     Section 4.1  Payment of Obligations.  Trustor covenants that it will pay
                  ----------------------
all Obligations when due and otherwise faithfully and strictly perform all obligations of Trustor under the Note, the Loan Agreement and any other instrument or document executed and delivered in connection with the

Obligations.  If any part of the Obligations is not evidenced by a writing specifying a due date, Trustor agrees to pay the same upon demand.  All

Obligations are payable to Beneficiary as provided in the Loan Agreement.


     Section 4.2  Warranties and Covenants.
                  ------------------------

             (a)  Trustor warrants and covenants that:


                  (i)  no approval or consent of any regulatory or

     administrative commission or authority or of any other governmental body or any other party is necessary to authorize the execution and delivery of this instrument or of any other written instrument constituting or evidencing the Obligations, or to authorize the observance or performance by Trustor of the covenants contained in the instruments constituting or evidencing the Obligations, or to authorize the observance or performance by Trustor of the covenants contained in this instrument or in the other written instruments constituting or evidencing the Obligations or to enable the Beneficiary to exercise its rights hereunder;


                  (ii)  Trustor is not obligated, by virtue of a prepayment

     arrangement under any Production Sales Contract containing a "take a pay"

     clause or any other prepayment arrangement, to deliver Products produced from the Royalty Interests at some future time without then or thereafter receiving full payment therefor; and Trustor, without Beneficiary's prior written consent, shall not hereafter make any such prepayment arrange-ments, other than by a customary "take or pay" clause contained in a

     Production Sales Contract; and


                  (iii)  it has not (since 1987) used any corporate name or

     done business under a name other than Royal Gold, Inc., and that it will not do so, or relocate its chief executive office outside of the State of

     Colorado without at least thirty days' prior notice to the Beneficiary.


            (b)  Trustor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof,

and Trustor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated as provided herein.


     Section 4.3  Operation of Property Burdened with Royalty Interests.  As
                  -----------------------------------------------------
long as this instrument has not been terminated, Trustor shall, at Trustor's own expense, use commercially reasonable efforts, consistent with its status as a non-executory, royalty interest holder and consistent with Trustor's rights and obligations under the Royalty Agreements, to cause the operator(s) of the properties subject to the Royalty Interests to:


             (a)  comply fully with all of the terms and conditions of all leases and other instruments of title and all rights-of-way, easements and privileges necessary for the proper operation of such leases and instruments,

and otherwise do all things necessary to keep Trustor's rights and

Beneficiary's interest in the Collateral unimpaired;


             (b)  not abandon any property which is producing or capable of commercial production or forfeit, surrender or release any lease, sublease,

operating agreement or other agreement or instrument comprising or affecting the Royalty Interests without Beneficiary's prior written consent, which consent shall not be withheld unreasonably;


             (c)  cause the properties subject to the Royalty Interests to be maintained, developed and operated in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices,

applicable operating agreements and all applicable federal, state and local laws, rules, regulations and orders; and


             (d)  promptly pay or cause to be paid when due and owing all rentals and royalties payable in respect of the properties subject to the

Royalty Interests; all expenses incurred in or arising from the operation or development of such properties; and all taxes, assessments and governmental charges imposed upon such properties.


     Section 4.4  Recording and Filing.  Trustor shall pay all costs of Filing
                  --------------------
registering and recording this and every other instrument in addition or supplemental hereto and all financing statements Beneficiary may require, in such offices and places and at such times and as often as may be, in the judgment of Beneficiary, necessary to preserve, protect and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof.  Trustor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.


     Section 4.5  Trustee's or Beneficiary's Right to Perform Trustor's
                  -----------------------------------------------------
Obligations.  Trustor agrees that, if Trustor fails to perform any act which
-----------
Trustor is required to perform under this instrument, Beneficiary or the

Trustee or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by

Beneficiary or the Trustee in so doing shall be a demand obligation owing by

Trustor to Beneficiary, shall bear interest at an annual rate equal to the maximum interest rate provided in the Note until paid and shall be a part of the Obligations, and Beneficiary, the Trustee or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance.  The undertaking of such performance by Beneficiary, the Trustee or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve Trustor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of Beneficiary to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law.  In the event the Beneficiary, the Trustee or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to the Trustor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Trustor.



ARTICLE 5 - DEFAULT


     Section 5.1  Events of Default.  The term "Event of Default" shall have
                  -----------------
the meaning given thereto in the Loan Agreement, but shall also include the occurrence or the existence of any of the following conditions:


             (a)  failure by Trustor to keep, punctually perform or observe any of the covenants, obligations or prohibitions contained herein, in any other written instrument evidencing any of the Obligations or in any other agreement with Beneficiary (whether now existing or entered into hereafter) following notice, if required, and the expiration of applicable cure periods, if any; or


             (b)  the assertion (except by the owner of an encumbrance

expressly excepted from Trustor's warranty of title herein) of any claim of priority over this instrument, by title, lien or otherwise, unless Trustor within 30 days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys'

fees, which Beneficiary may incur in the event such assertion is upheld.


     Section 5.2  Acceleration Upon Default.  Upon the occurrence of any Event
                  -------------------------
of Default, or at any time thereafter, Beneficiary may, at its option, by notice to Trustor, declare the entire unpaid principal of and the interest accrued on the Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.


     Section 5.3  Possession and Operation of Property.  Upon the occurrence
                  ------------------------------------
of any Event of Default, or at any time thereafter, and in addition to all other rights therein conferred on the Trustee or the Beneficiary, the Trustee,

the Beneficiary or any person, firm or corporation designated by Beneficiary,

will have the right and power, but will not be obligated, to have an audit performed, at Trustor's expense, of the books and records of Trustor, and to enter upon and take possession of all or any part of the Collateral, to exclude

Trustor therefrom, and to hold, use, administer and manage the same to the extent that Trustor could do so.  The Trustee, the Beneficiary or any person,

firm or corporation designated by the Beneficiary, may manage the Collateral,

or any portion thereof, without any liability to Trustor in connection with such management except with respect to gross negligence or willful misconduct;

and the Trustee, the Beneficiary or any person, firm or corporation designated by Beneficiary will have the right to collect, receive and receipt for all

Products produced and sold from the Royalty Interests, and to exercise every power, right and privilege of Trustor with respect to the Collateral.

Providing there has been no foreclosure sale, when and if the expenses of the management of the Collateral have been paid and the Obligations paid in full,

the remaining Collateral shall be returned to the Trustor.


     Section 5.4  Ancillary Rights.  Upon the occurrence of an Event of
                  ----------------
Default, or at any time thereafter, and in addition to all other rights of

Beneficiary hereunder, Beneficiary may, without notice, demand or declaration of default, all of which are hereby expressly waived by Trustor, proceed by a suit or suits in equity or at law (i) for the seizure and sale of the

Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction,

(iv) without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Trustor (notice being hereby expressly waived), for the ex parte appointment of a receiver to
                                        -- -----
serve without bond pending any foreclosure or sale hereunder, or (v) for the enforcement of any other appropriate legal or equitable remedy.



ARTICLE 6 - BENEFICIARY'S RIGHTS AS TO REALTY COLLATERAL
            UPON DEFAULT


     Section 6.1  Judicial Foreclosure.  This instrument shall be effective as
                  --------------------
a mortgage as well as a deed of trust and upon the occurrence of an Event of

Default, or at any time thereafter, in lieu of the exercise of the non-judicial power of sale hereafter given, Beneficiary may, subject to any mandatory requirement of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Realty Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or,

in the absence of any such requirement, as Beneficiary may deem appropriate,

and Beneficiary shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof.  Beneficiary may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the real property included in the Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the

Obligations are paid in full.


     Section 6.2  Non-Judicial Foreclosure.  If the Note or other Obligations
                  ------------------------
are not paid when due, whether by acceleration or otherwise, the Trustee is hereby authorized and empowered, and it shall be its duty, upon request of

Beneficiary, and to the extent permitted by applicable law, to sell any part of the Realty Collateral at one or more sales, as an entirety or in parcels,

at such place or places and otherwise in such manner and upon such notice as may be required by applicable law, or in the absence of any such requirement,

as Trustee and/or Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers thereof.  Any sale shall be made to the highest bidder for cash at the door of the county courthouse of, or in such other place as may be required or permitted by applicable law in, the county in the state where the Realty Collateral or any part thereof is situated; provided that and
                                                             --------
if the Realty Collateral lies in more than one county, such part of the Realty

Collateral may be sold at the courthouse door of any one of such counties, and the notice so posted shall designate in which county such property shall be sold.  Any such sale shall be made at public outcry, on the day of any month,

during the hours of such day and after such written notices thereof have been publicly posted in such places and for such time periods and after all persons entitled to notice thereof have been sent such notice, all as required by applicable law in effect at the time of such sale.  The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service.  The Trustor agrees that
         ----- -----
no notice of any sale, other than as required by applicable law, need be given by the Trustor, the Beneficiary or any other person.  The Trustor hereby designates as its address for the purposes of such notice the address set out on page two hereof; and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in a post office or official depository under the care and custody of the United States

Postal Service, certified mail, postage prepaid, return receipt requested,

addressed to the Beneficiary or other holder of the Obligations at the address for the Beneficiary set out herein (or to such other address as the Beneficiary or other holder of the Obligations may have designated by notice given as above provided to the Trustor and such other debtors).  Any such notice or change of address of the Trustor or other debtors or of the Beneficiary or of other holder of the Obligations shall be effective upon receipt.  The Trustor authorizes and empowers the Trustee to sell the Realty Collateral in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of general warranty by the Trustee, and the title of such purchaser or purchasers when so made by the

Trustee, the Trustor binds itself to warrant and forever defend.  Where portions of the Realty Collateral lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient;

and one or more such sales may be conducted in the same month, or in successive or different months as the Trustor may deem expedient.



ARTICLE 7 - BENEFICIARY'S RIGHTS AS TO PERSONALTY AND FIXTURE
            COLLATERAL UPON DEFAULT


     Section 7.1  Personalty Collateral.  Upon the occurrence of an Event of
                  ---------------------
Default, or at any time thereafter, Beneficiary may, without notice to Trustor, exercise its rights to declare all of the Obligations to be immediately due and payable, in which case Beneficiary will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including,

but not limited to, the right to take possession of the Personalty Collateral,

and for this purpose Beneficiary may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom.  Beneficiary may require

Trustor to assemble the Personalty Collateral and make it available to

Beneficiary or the Trustee at a place to be designated by Beneficiary which is reasonably convenient to all parties.  Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will give Trustor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made.  This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to Trustor at the address designated above at least five days before the time of the sale or disposition.


     Section 7.2  Sale with Realty Collateral.  In the event of foreclosure,
                  ---------------------------
whether judicial or nonjudicial, at Beneficiary's option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or it may proceed as to both Realty Collateral and Personalty Collateral in accordance with its rights and remedies in respect of the Realty Collateral.


     Section 7.3  Private Sale.  If Beneficiary in good faith believes that the
                  ------------
Securities Act of 1933 or any other State or Federal law prohibits or restricts the customary manner of sale or distribution of any of the Personalty

Collateral, or if Beneficiary determines that there is any other restraint or restriction limiting the timely sale or distribution of any such property in accordance with the customary manner of sale or distribution, Beneficiary may sell or may cause the Trustee to sell such property privately or in any other manner it deems advisable at such price or prices as it determines in its sole discretion and without any liability whatsoever to Trustor in connection therewith.  Trustor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Beneficiary may result in a lower sales price than if the sale were otherwise held.



ARTICLE 8 - OTHER PROVISIONS CONCERNING FORECLOSURE


     Section 8.1  Possession and Delivery of Collateral.  It shall not be
                  -------------------------------------
necessary for Beneficiary or the Trustee to have physically present or constructively in its possession any of the Collateral at any foreclosure sale,

and Trustor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.


     Section 8.2  Beneficiary as Purchaser.  Beneficiary will have the right
                  ------------------------
to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.

     Section 8.3  Recitals Conclusive; Warranty Deed; Ratification.  Recitals
                  ------------------------------------------------
contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated,

including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, nonpayment of any other of the Obligations or advertisement and conduct of the sale in the manner provided herein, and appointment of any successor Trustee hereunder.  Trustor ratifies and confirms all legal acts that

Beneficiary and/or Trustee may do in carrying out the provisions of this instrument.


     Section 8.4  Effect of Sale.  Any sale or sales of the Collateral or any
                  --------------
part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Trustor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against Trustor, Trustor's successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Trustor, or Trustor's successors or assigns.

Subject to applicable rights of redemption under applicable law, the purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if Trustor retains possession of the Realty Collateral,

or any part thereof, subsequent to sale, Trustor will be considered a tenant at sufferance of the purchaser or purchasers, and if Trustor remains in such possession after demand of the purchaser or purchasers to remove, Trustor will be guilty of forcible detainer and will be subject to eviction and removal,

forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.


     Section 8.5  Application of Proceeds.  The proceeds of any sale of the
                  -----------------------
Collateral or any part thereof will be applied as follows:


             (a)  first, to the payment of all expenses incurred by the Trustee and Beneficiary in connection therewith, including, without limiting the generality of the foregoing, court costs, legal fees and expenses, fees of accountants, engineers, consultants, agents or managers and expenses of any entry or taking of possession, holding, valuing, preparing for sale,

advertising, selling and conveying;


             (b)  second, to the payment of the Obligations; and


             (c)  third, any surplus thereafter remaining to Trustor or

Trustor's successors or assigns, as their interests may be established to

Beneficiary's reasonable satisfaction.


     Section 8.6  Deficiency.  Trustor will remain liable for any deficiency
                  ----------
owing to Beneficiary after application of the net proceeds of any foreclosure sale.


     Section 8.7  Trustor's Waiver of Appraisement, Marshaling, Etc.  Trustor
                  -------------------------------------------------
agrees that Trustor will not at any time insist upon or plead or in any manner whatsoever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument, the absolute sale of the

Collateral or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction.  Trustor, for Trustor and all who may claim through or under

Trustor, hereby waives the benefit of all such laws and to the extent that

Trustor may lawfully do so under applicable state law, waives any and all right to have the Realty Collateral marshaled upon any foreclosure of the lien hereof or sold in inverse order of alienation and, Trustor agrees that the Trustor may sell the Realty Collateral as an entirety.



ARTICLE 9 - MISCELLANEOUS


     Section 9.1  Discharge of Purchaser.  Upon any sale made under the powers
                  ----------------------
of sale herein granted and conferred, the receipt of Beneficiary will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees,

personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Beneficiary, be obliged to see to the application thereof or be in anywise answerable for any loss,

misapplication or nonapplication thereof.


     Section 9.2  Indebtedness of Obligations Absolute.  Nothing herein
                  ------------------------------------
contained shall be construed as limiting Beneficiary to the collection of any indebtedness of Trustor to Beneficiary only out of the income, revenue, rents,

issues and profits from the Collateral or as obligating Beneficiary to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby.  It is expressly understood between

Beneficiary and Trustor that any indebtedness of Trustor to Beneficiary secured hereby shall constitute an absolute, unconditional obligation of Trustor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.


     Section 9.3  Defense of Claims.  Trustee will promptly notify the Trustor
                  -----------------
and Beneficiary in writing of the commencement of any legal proceedings affecting Beneficiary's interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to Beneficiary, as may be necessary to preserve Trustor's, the Trustee's and Beneficiary's rights affected thereby; and should Trustor fail or refuse to take any such action,

the Trustee or Beneficiary may take the action on behalf of and in the name of

Trustor and at Trustor's expense.  Moreover, Beneficiary or the Trustee on behalf of Beneficiary may take independent action in connection therewith as they may in their discretion deem proper, and Trustor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Loan

Agreement.


     Section 9.4  Termination.  If all the Obligations are paid in full and
                  -----------
the covenants herein contained are well and truly performed, and if Trustor and

Beneficiary intend at such time that this instrument not secure any obligation of Trustor thereafter arising, then the Beneficiary shall, upon the request of

Trustor and at Trustor's cost and expense, deliver to Trustor proper instruments executed by the Beneficiary evidencing the release of this instrument.  Until such delivery, this instrument shall remain and continue in full force and effect.


     Section 9.5  Renewals, Amendments and Other Security.  Renewals and
                  ---------------------------------------
extensions of the Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Obligations or the Collateral, and Beneficiary may take or hold other security for the

Obligations without notice to or consent of Trustor.  The Trustor or

Beneficiary may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.


     Section 9.6  Successor Trustees.  The Trustee may resign in writing
                  ------------------
addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary.  In case of the resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than an appointment and designation in writing.  Any appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited.  Upon the making of any appointment and designation, all the estate and title of the Trustee in all of the Realty Collateral will vest in the named successor Trustee, and the successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the

Trustee.  All references herein to the Trustee will be deemed to refer to the

Trustee from time to time acting hereunder.


     Section 9.7  Limitations on Interest.  No provision of the Note, Loan
                  -----------------------
Agreement or other instrument constituting or evidencing any of the Obligations or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum nonusurious rate which

Trustor may agree to pay under applicable laws.  The intention of the parties being to conform strictly to applicable usury laws now in force, the interest on the principal amount of the Note and the interest on other amounts due under and/or secured by this instrument shall be held to be subject to reduction to the amount allowed under said applicable usury laws as now or hereafter construed by the courts having jurisdiction, and any excess interest paid shall be credited to Trustor.


     Section 9.8  Effect of Instrument.  This instrument shall be deemed and
                  --------------------
construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, common law pledge, contract, deed of trust, financing statement, real estate mortgage, and as any one or more of them if appropriate under applicable state law.  This instrument shall be effective as a financing statement covering minerals or the like and accounts subject to Section

9-103(5) (or corresponding provision) of the Uniform Commercial Code as enacted in the appropriate jurisdiction and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the collateral is situated.  A carbon, photographic, or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.


     Section 9.9  Unenforceable or Inapplicable Provisions.  If any provision
                  ----------------------------------------
hereof or of any of the written instruments constituting part or all of the

Obligations is invalid or unenforceable in any jurisdiction, whether with respect to all parties hereto or with respect to less than all of such parties,

the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction with respect to the parties as to which such provision is valid and enforceable, and the remaining provisions hereof will be liberally construed in favor of Beneficiary in order to carry out the provisions hereof.  The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.

     Section 9.10  Rights Cumulative.  Each and every right, power and remedy
                   -----------------
given to Beneficiary herein or in any other written instrument relating to the

Obligations will be cumulative and not exclusive; and each and every right,

power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary, and the exercise, or the beginning of the exercise,

of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  A waiver by Beneficiary of any right or remedy hereunder or under applicable law on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.


     Section 9.11  Non-Waiver.  No act, delay, omission or course of dealing
                   ----------
between Beneficiary and Trustor will be a waiver of any of Beneficiary's rights or remedies hereunder or under applicable law.  No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Beneficiary.


     Section 9.12  Beneficiary's Expenses.  Trustor agrees to pay in full all
                   ----------------------
expenses and reasonable attorneys' fees of Beneficiary which may have been or may be incurred by Beneficiary in connection with the collection of the

Obligations and the enforcement of any of Trustor's obligations hereunder and under any documents executed in connection with the Obligations.


     Section 9.13  Indemnification.  Trustor shall indemnify Beneficiary and
                   ---------------
the Trustee and hold each of them harmless against, and neither Beneficiary nor the Trustee shall be liable for, any loss, cost or damage, including without limitation attorneys', consultants' or management fees, resulting from exercise by Beneficiary or the Trustee of any right, power or remedy conferred upon it by this instrument or any other instrument pertaining hereto, or from the attempt or failure of Beneficiary or the Trustee to exercise any such right, power or remedy; and notwithstanding any provision hereof to the contrary, the foregoing indemnity shall in all respects continue and remain in full force and effect even though all indebtedness and other sums secured hereby may be fully paid and the lien of this instrument released.


     Section 9.14  Partial Releases.  In the event Trustor sells for monetary
                   ----------------
consideration or otherwise any portion of the Royalty Interests, as permitted by the Loan Agreement, Beneficiary and Trustee shall release the lien of this instrument with respect to the portion sold, at the request of Trustor.  No release from the lien of this instrument of any part of the Collateral by

Beneficiary shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.


     Section 9.15  Subrogation.  This instrument is made with full substitution and subrogation of Beneficiary and Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.


     Section 9.16  Notice.  All notices and deliveries of information hereunder
                   ------
shall be deemed to have been duly given if actually delivered or mailed by registered or certified mail, postage prepaid, addressed to the parties hereto at the addresses set forth above on page 1; if by mail, then as of the date of such mailing.  Each party may, by written notice so delivered to the others,

change the address to which delivery shall thereafter be made.

     Section 9.17  Successors.  This instrument shall bind and inure to the benefit of the respective successors and assigns of the parties.


     Section 9.18  Interpretation.
                   --------------

             (a)  Article and section headings used in this instrument are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this instrument.


             (b)  As used in this instrument, "Beneficiary" and "Trustee"

include their respective successors and assigns.  Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular.  Words of the masculine gender include the feminine and neuter gender and words of the neuter gender may refer to any gender.


     Section 9.19  Inconsistencies with Related Documents.  To the extent, if
                   --------------------------------------
any, the provisions hereof are inconsistent with the provisions of the Loan

Agreement, such inconsistencies shall be resolved by giving controlling effect to the Loan Agreement.

     Section 9.20  Counterparts.  This instrument may be executed in any number
                   ------------
of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation,

in particular counterparts hereof, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.


     Section 9.21  Governing Law.  This Mortgage, insofar as it pertains to

Royalty Interests and Personalty Collateral located in the State of Nevada shall be governed by the laws of Nevada.  This Mortgage, insofar as it constitutes a common law pledge with respect to the Debt Service Reserve

Account, shall be governed by the laws of New York.  With respect to all other

Collateral, this Mortgage shall be governed by the laws of the state in which the collateral is located.


          Executed as of the Effective Date.


                                    TRUSTOR:


                                    ROYAL GOLD, INC.



                                    By:
                                       ---------------------------------------
                                       Stanley Dempsey,
                                       Chairman and Chief Executive Officer

ATTEST:

[Corporate Seal]

_____________________________



_____________________________
   (Name and Title)







STATE OF COLORADO    )
          CITY AND   )  ss.
COUNTY OF DENVER     )


         On December 18, 2000 personally appeared before me, a notary public,


Stanley Dempsey, the Chairman and Chief Executive Officer of Royal Gold, Inc.,


a Delaware corporation, who acknowledged that he executed the above instrument.


        Witness my hand and official seal.

        My commission expires
					------------------------------------



                              ------------------------------------
                              Notary Public


[Seal]

                                    HSBC BANK USA


                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                   Title:
                                         -------------------------------------






STATE OF COLORADO    )
    CITY AND         )  ss.
COUNTY OF DENVER     )


         On                        , 2000 personally appeared before me, a
            -----------------------

notary public,                                  , a                          ,
              ----------------------------------   --------------------------

of HSBC Bank USA, a New York banking corporation, who acknowledged that he executed the above


         Witness my hand and official seal.

         My commission expires
                               -----------------------------------


                               -----------------------------------
                               Notary Public


[Seal]




                                  EXHIBIT A
                                  ---------


                  To Mortgage, Deed of Trust, Security Agreement,
                         Pledge and Financing Statement of
                                December 18, 2000.



         Part I   Royalty Interests.
                  -----------------


                                   A-1



         [To come]



         Part II  Properties Burdened with Royalty Interests.
                  ------------------------------------------


         [To come]




         Part III Royalty Agreements.
                  ------------------


         [To come]




                                    A-2


                               PROMISSORY NOTE
                               ---------------


US$10,000,000                                                December 18, 2000


     FOR VALUE RECEIVED, the undersigned, ROYAL GOLD, INC., a corporation organized and existing under the laws of Delaware (the "Maker") hereby promises to pay to the order of HSBC BANK USA ("HSBC"), or other holder hereof (with

HSBC and any other holder hereof sometimes referred to herein as "Holder"), at the place and times provided in the Loan Agreement (defined below), the principal sum of Ten Million Dollars US$10,000,000) or, if less, the principal amount of all Loans made by the Lender from time to time or otherwise outstanding pursuant to the Loan Agreement dated as of December 18, 2000 between the Maker and HSBC (as amended, restated, supplemented or otherwise modified in accordance with its terms, the "Loan Agreement").  Subject to the

Loan Agreement, the Maker may borrow, voluntarily repay and reborrow amounts hereunder during the availability period.  Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Loan

Agreement.


     This Note evidences the obligation of the Maker to repay all sums Advanced by HSBC to Maker as Loans pursuant to the Loan Agreement.


     The Maker further agrees to pay and deliver to Holder, when and as provided in the Loan Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Loan Agreement.  The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement.

All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Loan Agreement.


     This Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Loan Agreement.  Reference is hereby made to the

Loan Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral in which Liens have been granted by the Maker to secure the payment and performance of the Maker hereunder, the nature and extent of such

Liens, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.


     In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement, the Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys'

fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.


     The Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest and notice of dishonor.


     This Note and the rights of Maker and any Holders hereof are governed by the laws of the State of New York.


     IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.



                              ROYAL GOLD, INC.



                              By:  /s/ Stanley Dempsey
                                 --------------------------------------
                                   Stanley Dempsey,
                                   Chairman and Chief Executive Officer